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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Albany International Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 23, 2005

To the Stockholders of Albany International Corp.:

     You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Albany International Corp., which will be held at the Company’s headquarters, 1373 Broadway, Albany, New York at 10:00 a.m. on Thursday, May 12, 2005. Please join us prior to the Annual Meeting at 9:30 a.m. to meet the Directors in the meeting room.

     Following the Annual Meeting, at approximately 11:00 a.m., we will conduct a tour of the Dryer Fabrics plant, which will last about one hour.

     If you plan to attend the meeting and the plant tour, please so indicate on the enclosed reply card so that we can make the necessary arrangements. The reply card and your completed proxy should be mailed separately. (An addressed, postage-prepaid envelope is enclosed for your return of the proxy.)

     Information about the meeting, including a description of the various matters on which the stockholders will act, can be found in the formal Notice of Annual Meeting and in the Proxy Statement which is attached. The Annual Report for the fiscal year ended December 31, 2004 is being mailed to you with these materials.

Sincerely yours,

/s/ FRANK R. SCHMELER

FRANK R. SCHMELER

   Chairman of the Board and Chief Executive Officer

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ALBANY INTERNATIONAL CORP.

1373 Broadway, Albany, New York
Mailing Address: P. O. Box 1907, Albany, New York 12201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 12, 2005

     The Annual Meeting of Stockholders of Albany International Corp. will be held at the Company’s headquarters, 1373 Broadway, Albany, New York, on Thursday, May 12, 2005 at 10:00 a.m., Eastern Time, for the following purposes:

1.	To elect nine Directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.

2.	To consider and take action on a proposal to approve the Albany International Corp. 2005 Incentive Plan.

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on March 14, 2005 will be entitled to vote at the Annual Meeting of Stockholders or any adjournment or adjournments thereof.

     Whether or not you plan to be present at the Annual Meeting, please sign, date and return promptly the enclosed proxy to ensure that your shares are voted. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

THOMAS H. HAGOORT
Secretary

March 23, 2005

PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Albany International Corp. (“the Company”), 1373 Broadway, Albany, New York (P.O. Box 1907, Albany, New York 12201), of proxies in the accompanying form for use at the Annual Meeting of Stockholders to be held on May 12, 2005 and at any adjournment or adjournments thereof. Each properly executed proxy in such form received prior to the Annual Meeting will be voted with respect to all shares represented thereby and will be voted in accordance with the specifications, if any, made thereon. If no specification is made, the shares will be voted in accordance with the recommendation of the Board of Directors. In addition, the shares will be voted in the discretion of the proxies with respect to (1) any matter of which the Company did not have notice prior to January 29, 2005, (2) the election of a person as a director in substitution for a nominee named in this proxy statement who, at the time of the meeting, is unable, or for good cause is unwilling, to serve, (3) any stockholder proposal properly excluded from this proxy statement and (4) matters incident to the conduct of the meeting. If a stockholder is a participant in the Company’s Dividend Reinvestment Plan, or the Albany International Corp. ProsperityPlus Savings Plan, a properly executed proxy will also serve as voting instructions with respect to shares in the stockholder’s account in such plans. A proxy may be revoked at any time prior to the voting thereof. This proxy statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about March 23, 2005.

     The only persons entitled to vote at the Annual Meeting and any adjournment or adjournments thereof are (1) holders of record at the close of business on March 14, 2005 of the Company’s Class A Common Stock outstanding on such date and (2) holders of record at the close of business on March 14, 2005 of the Company’s Class B Common Stock outstanding on such date. As of March 1, 2005, there were 28,341,585 shares of the Company’s Class A Common Stock outstanding and 3,236,476 shares of the Company’s Class B Common Stock outstanding. Each share of Class A Common Stock is entitled to one vote on each matter to be voted upon. Each share of Class B Common Stock is entitled to ten votes on each matter to be voted upon.

     Under the By Laws of the Company, a copy of which is available at the Corporate Governance section of the Company’s website (www.albint.com), the presence, in person or by proxy, of shares having a majority of the total number of votes entitled to be cast at the meeting is necessary to constitute a quorum. Under Delaware law, if a quorum is present, a plurality of the votes cast at the meeting by the shares present in person or by proxy and entitled to vote is required for the election of directors and a majority of the votes entitled to be cast at the meeting by the shares present in person or by proxy is required for any other action. Shares present at the meeting in person or by proxy and entitled to vote which abstain or fail to vote on any matter will be counted as present and entitled to vote but such abstention or failure to vote will not be counted as an affirmative or negative vote.

     Under New York Stock Exchange rules, brokerage firms are generally permitted to vote in their discretion on behalf of clients who have been requested to provide voting instructions, and have failed to do so, by a date specified in a statement from the brokerage firm accompanying proxy materials distributed to its clients. Brokerage firms generally do not have such discretion, however, as to any contested action, any authorization for a merger or consolidation, any equity-compensation plan, or any matter which may affect substantially the rights or privileges of stockholders. In such a case, broker “non-votes” would be treated as shares that are present at the meeting but fail to vote. The Company anticipates that brokerage firms will be able to vote in their discretion on the proposal to elect directors, but will not be able to vote on the proposed 2005 Incentive Plan unless the benefici al owner of the shares has given voting instructions.

ELECTION OF DIRECTORS

     All of the members of the Board of Directors are elected annually to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Pursuant to the By Laws, the Board of Directors may increase or decrease the number of directors from time to time, but not to less than three. The Board of Directors has determined that, until further action by the Board, the number of directors of the Company, from and after the time of the 2005 Annual Meeting of Stockholders, shall be nine. Accordingly, the number of directors to be elected at the 2005 Annual Meeting of Stockholders is nine. The Board of Directors has nominated for election the nine persons listed below, all of whom are currently serving as directors. Unless otherwise specified on the proxy, the shares represented by a proxy in the accompanying form will be voted for the election of the nine persons liste d below. If, at the time of the meeting, any such nominee is unable, or for good cause unwilling, to serve, which event is not anticipated, the shares will be voted for a substitute nominee proposed by the Board of Directors, unless the Board reduces the number of directors.

FRANK R. SCHMELER joined the Company in 1964. He has been a Director of the Company since 1997. He has served as Chief Executive Officer since 2000 and as Chairman of the Board since 2001. He served as President from 1998 to 2001, as Chief Operating Officer from 1997 to 2000, as Executive Vice President from 1997 to 1998, as Senior Vice President from 1988 to 1997, as Vice President and General Manager of the Felt Division from 1984 to 1988, as Division Vice President and General Manager, Albany International Canada from 1978 to 1984 and as Vice President of Marketing, Albany International Canada from 1976 to 1978. Age 66.

THOMAS R. BEECHER, JR. has been a Director of the Company since 1969 and Lead Director since August 2003. He serves as counsel to the law firm of Phillips Lytle LLP, where he served as a partner from 2000 to July 2004. Since January 2004 he has been Chief Executive Officer of Barrantys LLC (family office management), and has been President and a Director of Ballynoe Inc. (formerly Beecher Securities Corporation), investments, since 1979. He is a Director of the J. S. Standish Company, a Regent Emeritus of Canisius College, Chairman of the Board of the Buffalo Niagara Medical Campus Inc., past Chair and past Director of Kaleida Health and a founder and Director of the Buffalo Inner-City Scholarship Opportunity Network. Age 69.

FRANCIS L. McKONE joined the Company in 1964. He has been a Director of the Company since 1983. He served as Chairman of the Board from 1998 until 2001. He also served as Chief Executive Officer from 1993 until 2000, President from 1984 to 1998, Executive Vice President from 1983 to 1984, Group Vice President-Paper Making Products Group from 1979 to 1983, and prior to 1979 as Vice President of the Company and Division President-Paper Making Products, U.S. He is a member of the Paper Industry Management Association, the Technical Association of the Pulp and Paper Industry, and the Canadian Pulp and Paper Association. He also serves as a Director of Kadant Inc., is a Trustee of Rensselaer Polytechnic Institute and a member of the Advisory Board of the College of Engineering at the University of Massachusetts, Lowell. Age 70.

JOSEPH G. MORONE has been a Director of the Company since 1996. Since 1997, Dr. Morone has served as President of Bentley College. Prior to joining Bentley, Dr. Morone served as Dean of the Lally School of Management and Technology at Rensselaer Polytechnic Institute and held the Andersen Consulting Professorship of Management. He is a director of Transworld Entertainment Corporation and Chairman of the Board of Trustees of Tufts-New England Medical Center and its Floating Hospital for Children. Age 51.

CHRISTINE L. STANDISH has been a Director of the Company since 1997. From 1989 to 1991, she served the Company as a Corporate Marketing Associate, and was previously employed as a Graphic Designer for Skidmore, Owings & Merrill. She is a Director of the J. S. Standish Company and a member of the Board of Trustees of the Albany Academy for Girls, the Albany Academy and the Albany Institute of History & Art. She is the sister of John C. Standish and the daughter of J. Spencer Standish. Age 39.

ERLAND E. KAILBOURNE has been a Director of the Company since 1999. From May 2002 until March 2003 he served as Chairman and interim Chief Executive Officer of Adelphia Communications Corp. (Adelphia filed a petition under Chapter 11 of the United States Bankruptcy Code in June 2002.) He retired as Chairman and Chief Executive Officer (New York Region) of Fleet National Bank, a banking subsidiary of Fleet Financial Group, Inc., in 1998. He was Chairman and Chief Executive Officer of Fleet Bank, also a banking subsidiary of Fleet Financial Group, Inc., from 1993 until its merger into Fleet National Bank in 1997. He is a member of the New York State Banking Board and a Director of the New York ISO Board, The John R. Oishei Foundation, Rand Capital Corporation, Allegany Co-op Insurance Company and USA Niagara Development Corp. Age 63.

JOHN C. STANDISH has been a Director of the Company since 2001. He has served as Senior Vice President – Manufacturing since March 1, 2005. He previously served as Director, North American Dryer Manufacturing from 2003 to March 1, 2005, Director, PAC Pressing and Process Technology from 2000 to 2003, Manager of the Company’s forming and engineered fabrics manufacturing facility in Portland, Tennessee from 1998 to 2000, Production Manager of Albany International B.V. in Europe from 1994 to 1998, a Department Manager for the Press Fabrics Division from 1991 to 1994 and Design Engineer for Albany International Canada from 1986 to 1991. He is a Director of the J. S. Standish Company. He is the brother of Christine L. Standish and the son of J. Spencer Standish. Age 41.

JUHANI PAKKALA has been a Director of the Company since August 12, 2004. Mr. Pakkala previously served as President and Chief Executive Officer of Metso Paper Inc. (formerly Valmet Corporation), in Finland, from 1999 until his retirement in July 2003. Metso Paper, a subsidiary of Metso Corporation, is one of the world’s largest suppliers of pulp and paper process machinery and equipment. Prior to that time, Mr. Pakkala served in a number of executive positions in companies in the Metso (formerly Valmet) Group in Finland, the United States, and Canada. Age 59.

PAULA H. J. CHOLMONDELEY has been a Director of the Company since February 18, 2005. From 2000 to 2004, she was a Vice President and General Manager of Sappi Fine Papers, North America, responsible for the Specialty Products Division. She previously served in executive and financial positions in a number of corporations, including Owens Corning, the Faxon Company, Blue Cross of Greater Philadelphia and the Westinghouse Elevator Company. She also served as a White House Fellow assisting the U.S. Trade Representative during the Reagan Administration. Ms. Cholmondeley is a certified public accountant, and serves on the Board of Directors of four other publicly traded companies: Terex Corporation, Ultralife Batteries, Inc., Dentsply International and Minerals Technologies, Inc. She is also an independent trustee of Gartmore Capital, a mutual fund. Age 57.

     The Board of Directors met five times in 2004. Each incumbent director attended 75% or more of the aggregate number of meetings of the Board and of the committees of the Board on which he or she served. It is the policy of the Company that all persons who are candidates for election to the Board of Directors at an Annual Meeting of Stockholders should attend that meeting. All of the candidates for election to the Board of Directors were present at the Annual Meeting of Stockholders in 2004, except Juhani Pakkala and Paula Cholmondeley, who became directors subsequent to the meeting.

     Meetings of the “non-management” directors, as defined by the Corporate Governance Rules of the New York Stock Exchange (“the NYSE Rules”), are regularly held at the conclusion of each meeting of the Board of Directors. The “non-management” directors include all of the directors other than the Chief Executive Officer. Meetings of the “non-management” directors are chaired by the Lead Director, Thomas R. Beecher, Jr. As Lead Director, Mr. Beecher also acts as a liaison between the directors and the Chief Executive Officer and facilitates communication among the directors. Interested persons may communicate with the Lead Director and the non-management directors by writing to: “Lead Director, Albany International Corp., P.O. Box 1907, Albany, New York 12201”.

     The NYSE Rules provide that a company more than 50% of the voting power of which is held by an individual, a group or another company will be considered to be a “controlled company”. As of March 1, 2005, J. Spencer Standish, related persons (including his children, Christine L. Standish and John C. Standish, directors of the Company; and J. S. Standish Company, a corporation of which he is a director and as to which he holds the power to elect all of the directors) and Thomas R. Beecher, Jr., as sole trustee of trusts for the benefit of descendents of J. Spencer Standish, held, in the aggregate, shares entitling them to cast approximately 53.3% of the combined votes entitled to be cast by all stockholders of the Company. Accordingly, the Company is a “controlled company” under the NYSE Rules. The Company has elected to avail itself of the provisions of the NYSE Rules exempting a controlled company from the requirements that the Board of Directors include a majority of “independent” directors and that the Compensation and Governance Committees be composed entirely of “independent” directors. Not all of the members of the Compensation Committee or the Governance Committee are “independent”. All of the members of the Audit Committee are “independent”.

     Stockholders may send recommendations of persons to be considered by the Governance Committee for nomination for election as directors to “Chairman, Governance Committee, Albany International Corp., P.O. Box 1907, Albany New York 12201.” The Company’s Corporate Governance Guidelines, a copy of which is available at the Corporate Governance Section of the Company’s website (www.albint.com), sets forth criteria to be to be employed by the Governance Committee and the Board of Directors in determining whether a person is qualified to serve as a director of the Company. Recommendations by stockholders should include information relevant to the criteria for directors set forth in the Company’s Corporate Governance Guidelines. The Governance Committee will give consideration to persons recommended by stockholders in the same manner that it employs in the consideration of reco mmendations from other sources. The Governance Committee considers, on an ongoing basis, the skills, background and experience that should be represented on the Board of Directors and its committees, the performance of incumbent directors, the appropriate size of the Board of Directors, potential vacancies in the Board and other factors relating to the efficacy of the Board of Directors. Although the Governance Committee does not employ professional consultants for this purpose, members of the Governance Committee communicate with knowledgeable persons on a continuing basis to identify potential candidates for Board membership. Any potential candidates so identified are then discussed by the Committee and the Board of Directors and, if the potential candidate appears likely to be a substantial addition to the Board, he or she is then interviewed by members of the Committee and the Board. The Governance Committee then considers the reports of the interviews and other information that has been gathered and d etermines whether to recommend to the Board of Directors that the person be elected as a director.

     It is the policy of the Company to forward to each member of the Board of Directors any communications addressed to the Board of Directors and to forward to each director any communication addressed to such director. Such communications may be sent to: Albany International Corp., P.O. Box 1907, Albany, New York 12201.

Directors’ Fees

     Pursuant to the Directors’ Annual Retainer Plan, Directors who are not employees of the Company receive an annual retainer in the amount of $60,000. $20,000 of a director’s annual retainer is required to be paid in the form of shares of Class A Common Stock of the Company, the number of shares being determined on the basis of the closing price of such shares on the day of the Annual Meeting. Non-employee directors receive $1,000 for each Board or Committee meeting attended (up to a maximum of $2,000 per day), $500 for participation in a meeting that is designated as a telephone meeting and $1,000 for each day spent on Company business at the request of the Chairman of the Board. Directors are also provided with lodging and meals while attending such meetings or while on such Company business, and are reimbursed for reasonable travel and other expenses incurred in connection with these a ctivities. The Chairman of the Compensation Committee, the Chairman of the Governance Committee and the Lead Director are paid an annual fee of $5,000 for such service. The Chairman of the Audit Committee is paid an annual fee of $10,000 for such service. A Director may defer all or any part of the cash fees. Each person who was a member of the Board of Directors on January 12, 2005, who was elected as a director prior to August 9, 2000 and who is not eligible to receive a pension under any other Company retirement program is, following (i) the termination of his or her service as a director and (ii) the attainment by such director of the age of 65, entitled to receive an annual pension in the amount of $20,000, payable in quarterly installments until the earlier of (a) the expiration of a period equal to the number of full years that such person served as a director prior to May 31, 2001 or (b) the death of such person.

     Mr. Stenshamn, who served as a Director of the Company until May 6, 2004, received, in addition to fees received by him for his services as a Director of the Company, total fees of approximately $17,000 for his services during 2004 as a Director of subsidiaries of the Company. Throughout 2004, Mr. Stenshamn served as counsel to the law firm Allan Stenshamn Advokatbyra AB, which firm received payments for legal services performed for the Company and its subsidiaries during 2004, which payments did not exceed 5% of 2004 gross revenues of such firm. Mr. Stenshamn also received payments of $5,000 in each of the third and fourth quarters of 2004 pursuant to the Directors’ pension plan described in the preceding paragraph.

Committees

     The standing committees of the Board of Directors are a Governance Committee, an Audit Committee and a Compensation Committee. During 2004, the Governance Committee met seven times, the Audit Committee met six times and the Compensation Committee met five times.

     The Governance Committee, established in February 2003, reviews and recommends changes in the Company’s Corporate Governance Guidelines and governance and management structure; evaluates the effectiveness of the Board of Directors, its committees and the directors; recommends to the Board of Directors the persons to be nominated for election as directors and reviews management succession planning. A copy of the Charter of the Governance Committee is available at the Corporate Governance section of the Company’s website (www.albint.com). The current members of the Governance Committee are Joseph G. Morone (Chairman), Thomas R. Beecher, Jr., Erland E. Kailbourne and John C. Standish. Stockholders may send recommendations of persons to be nominated for election as directors to “Chairman, Governance Committee, Albany International Corp., P.O. Box 1907, Albany, New York 12201”.

     The Audit Committee assists the Board of Directors in fulfilling its fiduciary responsibilities regarding the Company’s accounting and financial reporting practices and internal controls with respect to accounting, finance, legal compliance and ethics, and provides a means of open communication among the independent auditors, management, the Company’s internal auditors and the Board of Directors. The Board of Directors has designated the Audit Committee as the Company’s “Qualified Legal Compliance Committee” pursuant to the rules of the Securities and Exchange Commission with respect to Section 307 of the Sarbanes-Oxley Act. Under the NYSE Rules, the Audit Committee has “sole authority” to “hire and fire” auditors. A copy of the current Charter of the Audit Committee is available at the Corporate Governance section of the Company’s website (www.albint.com). The current members of the Audit Committee are: Erland E. Kailbourne (Chairman), Joseph G. Morone, Hugh J. Murphy, Juhani Pakkala and Paula H. J. Cholmondeley. The Board of Directors has determined that none of the members of the Audit Committee has any relationship with the Company that may interfere with the exercise of his or her independence from management and the Company and, on that basis, has determined that each of them is “independent” as such term is defined in the Sarbanes-

Oxley Act and the NYSE Rules. The Board of Directors has determined that Ms. Cholmondeley possesses all of the attributes of an “audit committee financial expert”, as such term is defined in Item 401 of Regulation S-K of the Securities and Exchange Commission. Ms. Cholmondeley also serves on the audit committees of Dentsply International, Terex Corporation and Ultralife Batteries, Inc., each of which is a public company. She is also a member of the audit committee of Gartmore Capital, a mutual fund. The Audit Committee Charter does not permit any member of the Audit Committee to serve on the audit committees more than two other public companies, unless the Board of Directors has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s audit committee, and such determination is disclosed in the Company’s annual proxy statement. In the case of Ms. Cholmondeley, the Board of Directors has made such a determination. In making this determination, the Board took into account Ms. Chomondeley’s representation that she does not intend to accept any employment other than as a member of governing boards, and that she would consult with the Chairman of the Governance Committee before accepting any employment, undertaking any additional board or committee positions or making any other new and material time commitments. Pursuant to the NYSE Rules, the Board of Directors has determined that all of the current members of the Audit Committee are “financially literate” and that at least one member of the Committee has “accounting or related financial management expertise”. The Board of Directors believes that all of the current members of the Audit Committee are well qualified to perform the functions for which the Audit Committee is responsible.

     The Compensation Committee determines the compensation of the directors and executive officers; assists the Board of Directors in the creation and implementation of employee compensation, incentive and benefit policies and plans; administers pension and other employee benefit plans; and administers and decides on grants under the stock option and restricted stock unit plans. A copy of the Charter of the Compensation Committee is available at the Corporate Governance section of the Company’s website (www.albint.com). The current members of the Compensation Committee are Thomas R. Beecher, Jr. (Chairman), Francis L. McKone, Christine L. Standish and Barbara P. Wright.

Certain Business Relationships and Related Transactions

     Christine L. Standish and John C. Standish are directors of the Company. Christopher Wilk, Ms. Standish’s husband, and John C. Standish served as employees of the Company during 2004. In consideration of these services, the Company paid salary and other compensation of $100,053 to Mr. Wilk. The Company also granted to Christopher Wilk 300 Restricted Stock Units pursuant to the Albany International Corp. 2003 Restricted Stock Unit Plan. John C. Standish was paid salary and other compensation of $156,641 during 2004. The Company also granted to John C. Standish 800 Restricted Stock Units pursuant to the Albany International Corp. 2003 Restricted Stock Unit Plan. In addition, Mr. Standish received earnings of $3,587 as a result of vesting of restricted stock units granted to him in 2003. As employees, each of these individuals also received benefits under the Company’s profit-sharing, insu rance, disability and other employee benefit plans in accordance with the terms of such plans. On February 18, 2005, the Board of Directors elected John C. Standish to the office of Senior Vice President – Manufacturing.

Chairman Emeritus

     As Chairman Emeritus of the Board of Directors, J. Spencer Standish is invited to all meetings of the Board of Directors and Committees of the Board and normally attends such meetings. He receives limited but regular assistance from Company administrative personnel in managing his correspondence and travel arrangements. He visits Company facilities in the United States and abroad from time to time, and consults with senior management from time to time on Company matters. Mr. Standish was reimbursed a total of $5,876 for Company-related expenses incurred during 2004 in connection with such visits, his attendance at meetings and such consultations. Other than his pension under the Company’s retirement plans, and reimbursement of expenses, Mr. Standish receives no fees or compensation for his activities with respect to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s directors and officers, and any persons holding more than 10% of the Company’s Class A Common Stock, to file with the Securities and Exchange Commission reports disclosing their initial ownership of the Company’s equity securities, as well as subsequent reports disclosing changes in such ownership. Except as provided below, to the Company’s knowledge, based solely on a review of such reports furnished to it and written representations by certain reporting persons that no other reports were required, all persons who were subject to the reporting requirements of Section 16(a) complied with such requirements during the year ended December 31, 2004, except that Christine L. Standish, a director of the Company, failed to timely file a Form 4 reflecting the grant to her husband, Christopher Wilk, of 300 Restricted Stock Units o n November 11, 2004. This grant was subsequently reported on a Form 4 filed earlier this year.

Share Ownership

     As of the close of business on March 1, 2005, shares of capital stock of the Company were beneficially owned by each of the directors, the named officers and all directors and officers as a group, as follows:

	Shares of			Shares of
	Class A		Percent of	Class B	Percent of
	Common Stock		Outstanding	Common Stock	Outstanding
	Beneficially		Class A	Beneficially	Class B
	Owned(a)		Common Stock	Owned	Common Stock
Frank R. Schmeler	294,718	(b)	1.03%	—	—
Thomas R. Beecher, Jr	658,313	(c)	2.27%	645,625 (d)	19.95%
Francis L. McKone	39,685	(e)	(f)	1,050	(f)
Barbara P. Wright	5,769	(g)	(f)	—	—
Joseph G. Morone	2,351		(f)	—	—
Christine L. Standish	156,737	(h)	(f)	153,022 (i)	4.73%
Erland E. Kailbourne	3,084		(f)	—	—
John C. Standish	168,701	(j)	(f)	153,022 (k)	4.73%
Hugh J. Murphy	1,458		(f)	—	—
Juhani Pakkala	328		(f)	—	—
Paula H. J. Cholmondeley	—		—	—	—
Edward Walther	28,200	(l)	(f)	—	—
Michael C. Nahl	354,476	(m)	1.24%	1,050	(f)
William M. McCarthy	67,782	(n)	(f)	—	—
Michel J. Bacon	32,753	(o)	(f)	—	—
All officers and directors as a group
(25 persons)	1,654,654		5.72%	651,237	20.12%

(a)	Since shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock on a one-for-one basis, they are reflected in the above table both as Class B shares beneficially owned and as Class A shares beneficially owned.

(b)	Includes (i) 34,718 shares owned outright and (ii) 260,000 shares issuable upon exercise of options exercisable currently or within 60 days. Does not include 100 shares held as custodian for his granddaughter, as to which shares he disclaims beneficial ownership.

(c)	Includes (i) 10,977 shares owned outright, (ii) 1,711 shares owned by the Messer Foundation, an entity over the assets of which Mr. Beecher shares voting and dispositive power and (iii) 645,625 shares issuable upon conversion of an equal number of shares of Class B Common Stock. The nature of Mr. Beecher’s ownership of Class B shares is described in note (d) below. Does not include 104 shares owned by his spouse, as to which shares he disclaims beneficial ownership.

(d)	Includes (i) 247,154 shares held by a trust for the sole benefit of John C. Standish (son of J. Spencer Standish) and (ii) 247,153 shares held by a trust for the sole benefit of Christine L. Standish (daughter of J. Spencer Standish). Mr. Beecher is the sole trustee of such trusts with sole voting and investment power. Also includes 151,318 shares held by the Standish Delta Trust. Does not include 868,013 shares held by J. S. Standish Company, of which he is a director.

(e)	Includes (i) 38,635 shares owned outright and (ii) 1,050 shares issuable upon conversion of an equal number of shares of Class B Common Stock.

(f)	Ownership is less than 1%.

(g)	Includes 5,769 shares owned outright or as community property with her spouse. Does not include 205,312 shares held in various trusts of which she is a beneficiary but in regard to which she has no voting or investment power.

(h)	Includes (i) 3,365 shares owned outright, (ii) 153,022 shares issuable upon conversion of an equal number of shares of Class B Common Stock and (iii) 350 shares held by Ms. Standish or her husband, an employee of the Company, in their respective accounts in the Company’s 401(k) retirement savings and employee stock ownership plans. The nature of Ms. Standish’s beneficial ownership of the Class B shares is described in note (i) below.

(i)	Includes (i) 1,704 shares owned outright and (ii) 151,318 shares owned by the Standish Delta Trust. Does not include (i) 247,153 shares held by a trust for her sole benefit, as to which she has no voting or investing power, (ii) 868,013 shares held by J. S. Standish Company, of which she is a director, (iii) 10,700 shares held by the Christine L. Standish Gift Trust, a trust for the benefit of her descendants as to which she has no voting or investment power, or (iv) 120,000 shares held by The Christine L. Standish Delta Trust, a trust for the benefit of her descendants as to which she has no voting or investment power.

(j)	Includes (i) 153,022 shares issuable upon conversion of an equal number of shares of Class B Common Stock, (ii) 1,299 shares held by Mr. Standish in his account in the Company’s 401(k) retirement savings and employee stock ownership plans and (iii) 14,380 shares issuable upon exercise of options currently exercisable. The nature of Mr. Standish’s beneficial ownership of the Class B shares is described in note (k) below. Does not include 11 shares owned by his spouse, as to which shares he disclaims beneficial ownership.

(k)	Includes (i) 1,704 shares owned outright and (ii) 151,318 shares owned by the Standish Delta Trust. Does not include (i) 247,154 shares held by a trust for his sole benefit, as to which he has no voting or investment power, (ii) 868,013 shares held by J. S. Standish Company, of which he is a director, (iii) 10,700 shares held by the John C. Standish Gift Trust, a trust for the benefit of his descendants as to which he has no voting or investment power, or (iv) 120,000 shares held by the John C. Standish Delta Trust, a trust for the benefit of his descendants as to which he has no voting or investment power.

(l)	Issuable upon exercise of options exercisable currently or within 60 days.

(m)	Includes (i) 2,302 shares owned outright, (ii) 1,124 shares held in the Company’s employee stock ownership plan, (iii) 350,000 shares issuable upon exercise of options exercisable currently or within 60 days and (iv) 1,050 shares issuable upon conversion of an equal number of shares of Class B Common Stock.

(n)	Includes (i) 2,282 shares held in the Company’s employee stock ownership plan and (ii) 65,500 shares issuable upon exercise of options exercisable currently or within 60 days.

(o)	Includes (i) 202 shares owned outright, (ii) 1,551 shares held in the Company’s employee stock ownership plan and (iii) 31,000 shares issuable upon exercise of options exercisable currently or within 60 days.

          Each of the individuals named in the preceding table has sole voting and investment power over shares listed as beneficially owned, except as indicated.

          The following persons have informed the Company that they were the “beneficial owners” (as defined by Rule 13d-3 of the Securities Exchange Act of 1934) of more than five percent of the Company’s outstanding shares of Class A Common Stock:

	Shares of	Percent of
	Company’s Class A	Outstanding
	Common Stock	Class A
Name(s)(a)	Beneficially Owned*	Common Stock
J. Spencer Standish	2,583,707 (b)	8.35%
FMR Corp	2,109,770 (c)	7.49%
Barclays Global Investors, NA	1,514,393 (d)	5.38%

* As of December 31, 2004, except for J. Spencer Standish, whose holdings are shown as of March 1, 2005.

(a)	Addresses of the beneficial owners listed in the above table are as follows: J. Spencer Standish, 395 Llwyd’s Lane, Vero Beach, Florida 32963; FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109; and Barclays Global Investors, NA, 45 Fremont Street, San Francisco, California 94105.

(b)	Includes 2,583,707 shares issuable upon conversion of an equal number of shares of Class B Common Stock. 1,715,694 shares of Class B Common Stock are held by trusts as to which he has sole voting and investment power; the remaining 868,013 shares are held by J. S. Standish Company (J. S. Standish Company is a corporation as to which J. Spencer Standish holds the power to elect all of the directors.). Current directors of J. S. Standish Company include J. Spencer Standish, John C. Standish (son of J. Spencer Standish), Christine L. Standish (daughter of J. Spencer Standish) and Thomas R. Beecher, Jr. (a director of the Company). Does not include (x) 5,419 shares of Class A Common Stock beneficially owned by his daughter, Christine L. Standish, a director of the Company, (y) 17,383 shares of Class A Common Stock beneficially owned by his son, John C. Standish, a director of the Company, or (z) 151,318 shares issuable upon conversion of an equal number of shares of Class B Common Stock held by the Standish Delta Trust. Mr. Standish disclaims beneficial ownership of such shares.

(c)	Represents shares beneficially owned by subsidiaries of FMR Corp., including Fidelity Management & Research Company, or investment companies managed by such subsidiaries, including Fidelity Value Fund. Such subsidiaries may also be investment advisers to, or managers of, client accounts. FMR Corp. and/or one or more of such entities has sole power to vote or direct the vote of 172,750 such shares, and sole power to dispose or direct the disposition of all of such shares.

(d)	Represents shares beneficially owned by affiliates of Barclays Global Investors, NA, including Barclays Global Fund Advisors and HYMF Limited. Barclays Global Investors, NA, and/or one or more of such entities has the sole power to vote or direct the vote of 1,407,973 such shares, and sole power to dispose or direct the disposition of all such shares.

          The following persons have informed the Company that they are the beneficial owners of more than five percent of the Company’s outstanding shares of Class B Common Stock as of March 1, 2005:

	Shares of
	Company’s	Percent of
	Class B	Outstanding
	Common Stock	Class B
Name(s)(a)	Beneficially Owned	Common Stock
J. Spencer Standish	2,583,707 (b)	79.83%
J. S. Standish Company	868,013	26.82%
Thomas R. Beecher, Jr	645,625 (c)	19.95%

(a)	Addresses of the beneficial owners listed in the above table are as follows: J. Spencer Standish, 395 Llwyd’s Lane, Vero Beach, Florida 32963, New York 12211; J. S. Standish Company, 300 Theater Place, Buffalo, New York 14202; and Thomas R. Beecher, Jr., c/o Ballynoe Inc., 300 Theater Place, Buffalo, New York 14202.

(b)	Includes (i) 868,013 shares held by J. S. Standish Company, a corporation of which he is a director and as to which he holds the power to elect all of the directors and (ii) 1,715,694 shares held by trusts as to which he has sole voting and investment power. Does not include (x) 1,704 shares of Class B Common Stock owned outright by his son, John C. Standish, (y) 1,704 shares of Class B Common Stock owned outright by his daughter, Christine L. Standish, or (z) 151,318 shares held by the Standish Delta Trust. Mr. Standish disclaims beneficial ownership of such shares.

(c)	Includes (i) 247,154 shares held by a trust for the sole benefit of John C. Standish (son of J. Spencer Standish) and (ii) 247,153 shares held by a trust for the sole benefit of Christine L. Standish (daughter of J. Spencer Standish). Mr. Beecher is the sole trustee of such trusts with sole voting and investment power. Also includes 151,318 shares held by the Standish Delta Trust, of which he is trustee with shared voting and investment power. Does not include 868,013 shares held by J. S. Standish Company, of which he is a director.

Voting Power of Mr. Standish

          J. Spencer Standish, related persons (including Christine L. Standish and John C. Standish, directors of the Company) and Thomas R. Beecher, Jr., as sole trustee of trusts for the benefit of descendants of J. Spencer Standish, now hold in the aggregate shares entitling them to cast approximately 53.3% of the combined votes entitled to be cast by all stockholders of the Company. Accordingly, if J. Spencer Standish, related persons and Thomas R. Beecher, Jr., as such trustee, cast votes as expected, election of the director nominees listed above and approval of the Albany International Corp. 2005 Incentive Plan will be assured.

Executive Compensation

Summary Compensation Table

          The following table sets forth information regarding compensation of the Company’s Chief Executive Officer and each of the Company’s four other most highly compensated executive officers (together hereinafter referred to as “the Named Officers”), based on salary and bonuses earned during 2004.

		Annual Compensation				Long-Term Compensation
						Restricted
Name and Principal	Fiscal			Other Annual		Stock	Stock	All Other
Position during 2004	Year	Salary	Bonus(1)	Compensation(2)		Awards(3)	Options	Compensation
Frank R. Schmeler	2004	$703,979	$250,000	—		$822,000	—	—
Chairman of the Board and	2003	647,733	661,100	—		767,000	—	$4,386	(4)
Chief Executive Officer	2002	635,234	350,000	—		—	40,000	74,814	(4)
Edward Walther	2004	$409,853	$127,100	$12,930	(5)	—	—	—
Group Vice President	2003	396,616	302,100	—		$230,100	—	$4,784	(4)
	2002	383,617	159,300	—		—	20,000	65,478	(4)
Michael C. Nahl	2004	$390,280	$130,000	—		$246,600	—	$11,809	(6)
Senior Vice President and	2003	374,268	302,100	—		230,100	—	13,906	(7)
Chief Financial Officer	2002	382,434	159,300	—		—	—	112,767	(4)
William M. McCarthy	2004	$380,829	$125,000	$148,453	(8)	$246,600	—	—
Group Vice President	2003	354,233	287,700	—		230,100	—	$1,826	(4)
	2002	331,734	139,900	24,001	(9)	—	20,000	19,584	(4)
Michel J. Bacon	2004	$364,252	$130,000	$317,675	(10)	—	—	$43,060	(11)
Group Vice President	2003	337,152	287,700	258,342	(12)	$230,100	—	45,331	(11)
	2002	306,650	139,900	87,700	(13)	—	20,000	67,363	(11)

(1)	Reflects bonus earned during the fiscal year that was paid during the subsequent fiscal year.

(2)	While the Named Officers enjoy certain perquisites, such perquisites did not exceed, during the fiscal year, the lesser of $50,000 or 10% of the salary and bonus of any of the Named Officers.

(3)	Value, at grant date, of restricted stock units granted under the Company’s Restricted Stock Unit Plan.

(4)	Above-market earnings credited, but not paid or payable, to the Named Officer during the fiscal year with respect to deferred compensation.

(5)	Reimbursement of local housing expenses.

(6)	Company-matching contribution to the Company’s 401(k) plan.

(7)	Includes (a) above-market earnings of $3,906 credited, but not paid or payable, to Mr. Nahl during 2003 with respect to deferred compensation and (b) $10,000 of Company contributions to the Company’s 401(k) plan.

(8)	Represents tax payments made to various taxing authorities pursuant to the Company’s tax-equalization policy. These tax payments relate to liabilities for previous years incurred while Mr. McCarthy was on international assignment, which liabilities were resolved during 2004.

(9)	Reimbursement of taxes resulting from international assignment.

(10)	Includes (a) reimbursement of taxes resulting from international assignment ($127,986), (b) tax payments made on behalf of Mr. Bacon directly to taxing authorities pursuant to the Company’s tax equalization policy ($145,845), and (c) housing expenses resulting from international assignment ($43,844). (Some of these payments may relate to liabilities incurred for previous years but resolved during the year reported.)

(11)	Includes (a) above-market earnings of $2,181 in 2003 and $25,213 in 2002 credited, but not paid or payable, to Mr. Bacon during such year with respect to deferred compensation, (b) international assignment premiums of $33,810 in 2004, $33,150 in 2003 and $30,650 in 2002 and (c) Company contributions to the Company’s 401(k) plan of $9,250 during 2004, $10,000 during 2003 and $11,500 during 2002.

(12)	Includes (a) reimbursement of taxes resulting from international assignment ($69,939), (b) housing expenses resulting from international assignment ($43,064), and (c) tax payments made on behalf of Mr. Bacon directly to taxing authorities pursuant to the Company’s tax equalization policy ($145,339). (Some of these payments may relate to liabilities incurred for previous years but resolved during the year reported.)

(13)	Includes housing expenses resulting from international assignment ($32,500) and non-U.S. taxes paid in connection with such expenses ($23,000).

Option/Restricted Stock Unit Grants in Last Fiscal Year

	Individual Grants(1)
		% of Total
		Options/RSUs
	Number of Securities	Granted to	Exercise or		Grant Date
	Underlying Options/	Employees in	Base Price	Expiration	Present
Name	RSUs Granted	Fiscal Year	($/Sh)(1)	Date(2)	Value $(3)
Frank R. Schmeler	25,000	17.2%	$0	11/11/2009	$822,000
Edward Walther	0	0.0%	$0	—	0
Michael C. Nahl	7,500	5.2%	$0	11/11/2009	246,600
William M. McCarthy	7,500	5.2%	$0	11/11/2009	246,600
Michel J. Bacon	0	0.0%	$0	—	0

(1)	All of the grants referred to in the table were in the form of Restricted Stock Units (“RSUs”) under the Company’s Restricted Stock Unit (“RSU”) Plan. No stock options were granted during the last fiscal year. Upon vesting, each RSU is paid in full in cash, in an amount equal to the average closing price of one share of the Company’s Class A Common Stock during a specified period preceding the vesting/payment date. No shares of Class A Common Stock are issued or issuable under the RSU Plan. There is no exercise price. In lieu of cash dividends, a holder of RSUs is credited with additional RSUs equal to the number of shares of Class A Common Stock having the same value on the dividend payment date as the aggregate dividends that would be payable on shares of Class A Common Stock equal in number to the RSUs held by such holder. (The crediting of such dividend is not reflected in the above table, but the additional RSUs credited as a result are reflected in the table of 2004 RSU payments on page 14.)

(2)	Each RSU award vests (and is immediately paid in cash) as to 20% of the awarded units on each of the first five anniversaries of the date of grant, but only if the holder is then employed by the Company or a subsidiary. In the event of termination of employment, all unvested RSUs terminate without payment, except that, in the case of voluntary termination after age 62, death, disability or involuntary termination, one-half of all unvested RSUs automatically vest and are paid at termination. Holders may generally elect to defer the vesting of RSUs, to the extent permitted by law, until retirement or a date certain by filing an election form prior to grant. None of the listed officers has elected to defer vesting of the listed awards.

(3)	Grant date present values of RSU awards are calculated by multiplying the number of units by the closing price of the Company’s Class A Common Stock on the date of grant of $32.88.

RSU Payments During 2004 And Year-End Values

          The following table sets forth information with respect to payments upon vesting of RSUs during 2004, as well as the number and value of RSUs held by the Named Officers at December 31, 2004.

			Number of
	Shares	Value	Securities Underlying	Value of Unpaid RSUs
	Acquired on	Realized	Unpaid RSUs at	at December 31, 2004
Name	Exercise (#)(1)	$(2)	December 31, 2004	($)(3)
Frank R. Schmeler	5,047	$149,478	45,186	$1,588,740
Edward Walther	1,514	44,843	6,056	212,929
Michael C. Nahl	—	—	15,070	529,861
William M. McCarthy	1,514	44,843	13,556	476,629
Michel J. Bacon	1,514	44,843	6,056	212,929

(1)	While RSUs are denominated in shares, no shares are actually issued or sold. All RSUs settle in cash.

(2)	Actual payment amounts are determined on the basis of the average closing price of the Company’s Class A Common Stock during a specified period preceding the vesting/payment date ($29.62 per vested unit).

(3)	Based on the closing price of the Company’s Class A Common Stock on December 31, 2004 ($35.16 per share).

Option/SAR Exercises During 2004 And Year-End Values

          The following table sets forth information with respect to stock option exercises during 2004, as well as stock options held by the Named Officers at December 31, 2004. No stock appreciation rights were held by the Named Officers at that date.

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options at		in-the-Money Options
	Shares	Value	December 31, 2004		at December 31, 2004 ($)(2)
	Acquired	Realized
Name	on Exercise (#)	$(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Frank R. Schmeler	—	—	360,000	45,000	$6,204,689	$707,068
Edward Walther	84,600	$1,093,465	28,200	23,200	468,835	370,752
Michael C. Nahl	—	—	350,000	250,000	6,349,750	2,399,375
William M. McCarthy	—	—	65,500	22,000	1,115,228	341,235
Michel J. Bacon	27,000	342,603	31,000	22,000	547,958	341,235

(1)	Represents the difference between (a) the aggregate price for which shares underlying such options were sold in a cashless exercise and (b) the aggregate exercise price for such options.

(2)	Represents the difference between the closing price of the Company’s Class A Common Stock on December 31, 2004 ($35.16 per share) and the exercise price of the options.

Pension Plan Table

          The following table shows, as of December 31, 2004, the maximum amounts payable (on a straight life annuity basis) upon retirement at age 65 (or older) under the Company’s Pension Plus Plan. The amounts shown are without regard to the impact of the limits on credited earnings prescribed by Section 401 of the Internal Revenue Code and on annual benefits prescribed by Section 415 of the Internal Revenue Code, in each case as described in the Pension Plus Plan.

	Maximum Annual Benefits Upon Retirement
	with Years of Service Indicated
Credited Earnings(1)	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years
	(rounded to nearest $500)
$125,000	$25,500	$34,000	$42,500	$51,000	$52,500	$54,000
150,000	31,000	41,500	52,000	62,500	64,000	66,000
175,000	37,000	49,000	61,500	73,500	76,000	78,000
200,000	42,500	56,500	70,500	85,000	87,500	90,000
225,000	48,000	64,000	80,000	96,000	99,000	101,500
250,000	53,500	71,500	89,500	107,500	110,500	113,500
300,000	65,000	86,500	108,000	130,000	133,500	137,500
400,000	87,500	116,500	145,500	175,000	180,000	185,000
450,000	98,500	131,500	164,500	197,500	203,000	208,500
500,000	110,000	146,500	183,000	220,000	226,000	232,500
600,000	132,500	176,500	220,500	265,000	272,500	280,000
700,000	155,000	206,500	258,000	310,000	318,500	327,500
800,000	177,500	236,500	295,500	355,000	365,000	375,000

(1)	The Company’s Pension Plus Plan, applicable to all salaried and most hourly employees in the United States who began employment on or before October 1, 1998, provides generally that an employee who retires at his or her normal retirement age (age 65) will receive a maximum annual pension equal to (a) 1% of his or her average annual base compensation for the three most highly compensated consecutive calendar years in his or her last ten years of employment times his or her years of service (up to 30) plus (b) .5% of the amount by which such average annual base compensation exceeds a Social Security offset ($34,257 in 2004, increasing thereafter in proportion to the increase in the Social Security Taxable Wage Base) times his or her years of service (up to 30) plus (c) .25% of such average annual base compensation times his or her years of service in excess of 30. Effective April 1, 1994, the aggregate benefit payable pursuant to clauses (a) and (b) above was reduced to 1% of such average annual compensation for years of service (up to 30) earned after March 31, 1994. Effective January 1, 1999, this benefit was reduced further to .75% of such average annual compensation for years of service (up to 30) earned after December 31, 1998. In the case of any plan participant who, at April 1, 1994, had at least 10 years of service and whose age plus years of service totaled 60 or higher, the effect of the foregoing reductions may be limited if necessary to ensure that the reductions do not result in pensions below a certain amount. Each of the Named Officers other than Mr. Walther is eligible for this “Rule of 60” limitation. In any event, the numbers in the foregoing table do not reflect any such reductions.

          In the case of the Named Officers, base compensation for purposes of the Pension Plan is the amount shown as “Salary” in the Summary Compensation Table. The number of credited years of service under the Plan for each of the Named Officers are as follows: 41 years for Frank R. Schmeler; 10 years for Edward Walther; 24 years for Michael C. Nahl; 27 years for William M. McCarthy; and 27 years for Michel J. Bacon.

          In addition to the benefits described above, certain employees of the Company who were active on June 30, 2002 are entitled to receive additional qualified supplemental retirement (“QSERP”) benefits under the Pension Plus Plan. Under the QSERP, each covered employee is credited with an initial QSERP account balance in a specified amount. Each such participant has renounced any and all claims to an equal amount of account balances under the Company’s deferred compensation plans. Each QSERP account is credited with interest at 8.5% annually until retirement, at which time the QSERP account value is payable in the form of an actuarially equivalent single life annuity or, at the election of the participant, in a single lump sum.

          The anticipated annual values of annuitized QSERP benefits to each of the Named Officers upon retirement at age 65, or current age if later, are as follows: $128,693 for Mr. Bacon, $122,527 for Mr. McCarthy, $0 for Mr. Nahl, $78,116 for Mr. Schmeler and $139,884 for Mr. Walther. For each of the Named Officers, as well as for any other employees entitled to benefits under the QSERP, aggregate annual payments under the Pension Plus Plan (including QSERP benefits) may not exceed the limits imposed by Section 415 of the Internal Revenue Code.

          Section 415 of the Internal Revenue Code places certain limitations on pensions that may be paid under federal income tax qualified plans. Section 401 of the Code also limits the amount of annual compensation that may be used to calculate annual benefits under such plans. The Company has adopted an unfunded Supplemental Executive Retirement Plan pursuant to which the Company will replace any Pension Plus Plan benefits (including QSERP benefits) which a participant is prevented from receiving by reason of these limitations. All employees, including the Named Officers and other executive officers, to whom such limitations become applicable are eligible to receive benefits under the unfunded Supplemental Executive Retirement Plan.

          Mr. Schmeler has indicated his intention to retire during 2006. If he were to retire on January 1, 2006, his estimated aggregate annual pension benefit (whether pursuant to the Pension Plus Plan or the Company’s unfunded Supplemental Executive Retirement Plan) would be approximately $327,000. This amount does not include the QSERP benefit described above, which would provide an additional annuitized value of $78,116 per year.

Compensation Committee Report on Executive Compensation

          Decisions with respect to compensation of executive officers and the grant of stock options were made in 2004 by the Compensation Committee of the Board of Directors. The members of the Committee from January 1 until May 6, 2004 were: Thomas R. Beecher, Jr. (Chairman), Francis L. McKone, G. Allan Stenshamn, Christine L. Standish and Charles B. Buchanan. On May 6, 2004, Messrs. Buchanan and Stenshamn ceased to be members upon their retirement as directors. Barbara P. Wright became a member of the Committee on August 12, 2004.

          The Compensation Committee has provided the following report:

Compensation of the Executive Officers

          During 2004, the Compensation Committee sought to compensate the executive officers of the Company, including the Chief Executive Officer and the other Named Officers, at levels, and in a manner, which would:

(a)	enable the Company to attract and retain talented, well-qualified, experienced and highly-motivated individuals whose performance would substantially enhance the Company’s performance; and

(b)	closely align the interests of each executive officer with the interests of the Company’s stockholders.

These objectives were pursued during 2004 through base salary, annual cash bonuses and incentive compensation in the form of grants of restricted stock units (“RSUs”) granted pursuant to the Company’s RSU Plan.

          Total cash compensation for each executive officer — base salary plus annual cash bonus – for 2004 was intended to be competitive with companies with which the Company competes for executive talent. The Committee believes that such competitors are not limited to companies in the same industry and that comparisons should be made to the compensation practices of a cross-section of U.S. industrial companies with comparable sales volumes and international complexity. The Committee retains the services of professional compensation consultants to compare the compensation of its executive officers with such a cross section. The consultants carry out such a comparison annually in the case of the Company’s senior executive officers and periodically (most recently, during 2004) with respect to all executive officers. In addition, the Committee reviews such published surveys and other materials regarding compensation as are provided from time to time by the Company’s Human Resources Department.

          In general, the Committee sought to achieve total cash compensation for 2004 for each executive officer, including the Named Officers, that would place it at the median of compensation paid by U.S. industrial companies with comparable sales volumes and international complexity to executives with comparable talents, qualifications, experience and responsibilities. Where positions of a comparable nature could not be identified in comparable companies, total cash compensation was established by reference to other positions within the Company for which comparisons could be identified. The Committee also made such adjustments as it deemed appropriate to reflect the past and anticipated performance of the individual executive officer, to take into account various subjective criteria such as leadership ability, dedication and initiative, and to achieve internal equity in compensation.

          Base salaries of executive officers, including the Named Officers, are established as a percentage of targeted cash compensation for each officer, the percentage ranging from 66 2/3% in the case of the Chief Executive Officer to approximately 77% in the case of other executive officers. Base salaries are not based on corporate or business unit performance. Annual cash bonuses, on the other hand, are focused on corporate and business unit performance factors identified by the Committee and on the performance of the individual executive officer in the relevant fiscal year. A cash bonus sufficient to bring total cash compensation to the targeted level is paid only if the Committee determines that the performance levels that it considers appropriate for the particular fiscal year have been achieved. Lesser bonuses will be paid if such performance levels are not achieved and larger bonuses will be paid if performance exceeds such levels.

          Salaries of executive officers are customarily adjusted in April of each year. In April 2004, the salaries of all executive officers (excluding the Chief Executive Officer) were increased by an average of approximately 4.04% (excluding increases granted in recognition of a substantial change in responsibilities) to reflect the reported rate of increases by comparable companies. Increases actually granted to executive officers for this purpose ranged from 3.5% to 4.5%.

          Early in 2004, the Committee determined that cash bonuses for executive officers for the year would be based, as in 2003, on Company performance with respect to operating income, share of market and management of inventories and accounts receivable. To reflect changes in the organization of the management of its global operations, the Committee determined during 2004 that these factors should generally be determined both on a global and (if applicable) a regional level, as well as by business segment. The Committee currently believes that the determination of performance on a global as well as regional or divisional basis provides a clearer incentive for management cooperation across divisions, regions and business lines, when doing so will reap benefits for the Company as a whole despite any impact it may have on divisional, regional or business-line results. The Committee further indicated, however, that it would exercise its discretion, after the close of the fiscal year, as in prior years, to determine to what extent cash bonuses had been earned, and reserved the right to take individual performance factors (including, for example, the possible adverse impact during the year of cost-reduction, plant closings or downsizings and other restructuring-related activities in specific divisions, regions or business lines) into account, and to employ both objective and subjective criteria.

          Following the close of 2004, the Committee reviewed Company performance with respect to the factors it had identified. The Committee determined that, as a general matter, the annual bonuses for executive officers for 2004 should be approximately 81% of their target levels, with increases made on the basis of individual performance factors, including those described in the previous paragraph.

          Forms of incentive compensation available during 2004 included RSUs and stock options. The Company’s RSU Plan is intended to encourage officers and other key employees to remain in the employ of the Company by affording them a greater interest in its success. Each RSU granted under the RSU Plan entitles the grantee to receive the fair market value of a share of Class A Common Stock of the Company at the time the unit vests. The Committee determines when units will vest. Normally, 20% of each grant vests on each anniversary date of the grant. The RSU Plan gives grantees the right to defer receipt of payment for vested units to a date not later than the termination of employment. The Committee made grants of units to officers and key employees in November 2004. The size of awards granted was entirely at the discretion of the Committee. Principal factors influencing the size of individual grants were position, compensation level and internal equity. The Committee also considered the situation of the employee in light of the Plan’s purpose of encouraging employment, as well as the individual’s specific performance, the number and remaining term of stock options already granted and exercised, and the number of RSU Plan units already held. The Committee does not consider measures of corporate performance when determining grants under the RSU Plan.

          The Company’s 1998 Stock Option Plan was the only stock option plan under which grants could be made during 2004. No stock options were granted during 2004. The Committee regards the RSU Plan as an alternative to the 1998 Stock Option Plan and does not currently expect that it will grant both stock units and stock options to employees as a normal practice.

          At the present time, the Committee anticipates that Section 162(m) of the Internal Revenue Code will prevent the Company from deducting a portion of Mr. Schmeler’s annual cash compensation for 2005.

          In addition, income received by any Named Officer upon the exercise of stock options or the vesting of RSU awards would not be deductible to the extent that such income, when added to cash compensation received by such Named Officer during the same year, exceeds the $1 million deduction limitation under Section 162(m). During 2004, approximately $1.3 million of such income was not deductible as the result of the application of Section 162(m). While the Committee intends to consider tax deductibility of proposed compensation when making compensation decisions, the Committee reserves the right to award non-deductible compensation as it deems appropriate in furtherance of the compensation goals described above.

Compensation of Chief Executive Officer

          As in the case of the other executive officers, the target total cash compensation of Mr. Schmeler for 2004 was set at a level believed by the Committee to be reasonably competitive with compensation paid by comparable U.S. industrial companies to chief executives with comparable talents, qualifications, experience and responsibility. The Company also took into consideration Mr. Schmeler’s many years of outstanding service to the Company, as well as the fact that Mr. Schmeler had, at his request, received no salary increase since April 2002. In April 2004, the Committee granted Mr. Schmeler a salary increase of 12%.

          During 2004, the Committee engaged the services of outside consultants to review the 2004 compensation of the Company’s executive officers, including cash as well as long-term incentives, and to assess such compensation relative to comparably-sized manufacturing companies. The consultants determined that base salaries and cash bonuses were generally competitive with such companies, but that grants of long-term incentives were below competitive levels. (Grants of long-term incentives during 2003 and 2004 were limited to stock units under the RSU Plan. See “Option/Restricted Stock Unit Grants in Last Fiscal Year” on page 13.)

          The consultants recommended that the Company consider replacing a portion of the time-based, share-denominated grants under the current RSU Plan with performance-based, share-denominated grants of stock units under a new incentive plan. During February 2005, the Committee considered a proposal to adopt the 2005 Incentive Plan, as well as specific 2005 incentive awards to certain senior executive officers pursuant to such plan. During February 2005 the Committee recommended, and a Performance Committee of the Board approved, grants of 2005 performance-based incentive awards to seven senior executives, including Mr. Schmeler and certain of the other Named Officers. Such grants are intended to be in lieu of 2005 grants of stock units under the RSU Plan. (See “2005 INCENTIVE PLAN” on page 23 for a description of this plan and these awards.) The Committee currently intends to grant stock units under the RSU Plan to other executive officers during 2005. Such awards are usually granted in November. The Committee may expand the group of executive officers granted performance-based awards under the 2005 Incentive Plan in lieu of RSU stock units under the RSU Plan during 2006.

          The 2005 Incentive Plan has been structured to permit the grant of incentive awards that would be deductible under Section 162(m). Awards granted to Named Officers for 2005 (subject to stockholder approval of the 2005 Incentive Plan), are intended to qualify as deductible compensation under Section 162(m).

          In February 2005, the Committee granted Mr. Schmeler a bonus of approximately 71% of target in recognition of his success in meeting goals established for 2004, including completing restructuring activities in the United States and Europe while minimizing adverse customer impact, re-aligning the Company’s global R&D and sales and marketing functions in order to simultaneously improve results and efficiency, developing a plan to re-align the responsibilities of top executive officers in order to improve operations, and planning for future growth in the Company’s operations in the Asia and Pacific region. In November 2004, Mr. Schmeler was granted 25,000 stock units under the RSU Plan. (See “Option/Restricted Stock Unit Grants in Last Fiscal Year” on page 13.) In making the grant, the Committee took into consideration the importance to the Company of Mr. Schmeler’s continued service, especially during the period in which the Company is conducting a search for his successor, the amount of stock options and stock units granted to Mr. Schmeler in prior years, his position of responsibility, his compensation level, and the size of the restricted stock unit grants made to others.

The Compensation Committee
Thomas R. Beecher, Jr., Chairman
Francis L. McKone
Christine L. Standish
Barbara P. Wright

Compensation Committee Interlocks and Insider Participation

          During 2004 the members of the Compensation Committee included directors Beecher, McKone, Stenshamn, Wright, C. L. Standish and Buchanan. (Messrs. Buchanan and Stenshamn served only until May 6, 2004; Mrs. Wright joined the Committee on August 12, 2004.)

          No member of the Committee was an employee during 2004. Mr. McKone served as Chairman of the Board and Chief Executive Officer of the Company until May 2001. Mr. Buchanan retired as a Vice President and Secretary of the Company in 1997. Ms. C. L. Standish’s husband is an employee of the Company, but is not an executive officer. Her brother, John C. Standish, is a director and employee of the Company and, effective March 1, 2005, an executive officer as well. (See “Certain Business Relationships and Related Transactions” on page 7 for a description of remuneration paid by the Company to Ms. Standish’s husband and brother.) Ms. Standish and Mr. Beecher are directors of J. S. Standish Co. Mr. Beecher is also Secretary of that corporation. Mr. Stenshamn is the Chairman of the Board and a director, but not an employee, of five Swedish subsidiaries of the Company: Albany International Holding AB; Albany International AB; Albany Door Systems AB; Nordiska Maskinfilt AB; and DEWA Consulting AB.

Audit Committee Report

          The Audit Committee has provided the following report:

          The Audit Committee has reviewed, and discussed with management and the independent auditors, PricewaterhouseCoopers LLP (“PwC”), the financial statements for 2004, including management’s report with respect to internal control over financial reporting and PwC’s attestation report with respect to management’s report. The Audit Committee has also discussed with PwC the written disclosures and the letter from PwC required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), as modified and supplemented, has discussed with PwC its independence, and has considered whether the provision by PwC of the services referred to below under “Independent Auditors, All Other Fees” is compatible with maintaining the independence of PwC.

          Based on the foregoing discussions, disclosures and letter, the Audit Committee recommended to the Board of Directors that the audited statements for 2004 be included in the Company’s Annual Report on Form 10-K for 2004 filed with the Securities and Exchange Commission.

          The financial reporting process of the Company, including the system of internal controls and the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, is the responsibility of the Company’s management. The Company’s independent auditors (PwC) are responsible for auditing the financial statements. The Audit Committee monitors and reviews these processes. As required by the Corporate Governance Rules of the New York Stock Exchange, the Board of Directors has determined that, in their judgment, all of the members of the Audit Committee are “financially literate” and at least one member of the Committee “has accounting or related financial management expertise”. The Board has determined that one member of the Committee, Paula H. J. Cholmondeley, is a “financial expert” as such term is defined in Item 401 of Regulation S-K of the Securities and Exchange Commission. The members of the Audit Committee are not employees of the Company and do not represent themselves as experts in the field of accounting or auditing.

          The Charter of the Audit Committee provides that the members of the Committee are entitled to rely, and they do rely, on advice, information and representations that they receive from the independent auditors, management and the head of internal audit. Accordingly, the review, discussions and communications conducted by the Audit Committee do not assure that the financial statements of the Company are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America or that the Company’s independent auditors are, in fact, “independent”.

The Audit Committee:
Erland E. Kailbourne, Chairman
Joseph G. Morone
Hugh J. Murphy
Juhani Pakkala
Paula H. J. Cholmondeley

Stock Performance Graph

     The following graph compares cumulative total return of the Company’s Class A Common Stock during the five years ended December 31, 2004 with the cumulative total return on the S&P 500 Index and the Dow Jones U.S. Paper Index (symbol: PAP).

Albany International Corp.
Five Year Cumulative Total Return

* Copyright© 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

     Companies in the Dow Jones U.S. Paper Index are: Bowater Incorporated, Caraustar Industries, Inc., International Paper Co., MeadWestvaco Corp., Neenah Paper, Inc., Pope & Talbot, Inc., Potlatch Corp. and Wausau-MosineePaper Corporation. All are significant customers of the Company in the U.S.

     The comparison assumes $100 was invested on December 31, 1999 in the Company’s Class A Common Stock, the S&P 500 Index and the Dow Jones U.S. Paper Index and assumes reinvestment of dividends.

Equity Compensation Plan Information

     The following table provides information about the Company’s equity compensation plans as of December 31, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,095,500	$17.23	463,165	(1)(2)(3)
Equity compensation plans not approved by security holders	250,000	$25.56	—
Total	2,345,500	$18.12	463,165	(1)(2)(3)

(1)	Reflects only the number of shares for which options may be granted as of January 1, 2005 under the Company’s 1998 Stock Option Plan (“the 1998 Plan”). Additional shares of Class A Common Stock are available for issuance under the 1998 Plan (see note 2 below) as well as under the Directors’ Annual Retainer Plan (see note 3 below).

(2)	The 1998 Plan allows the Board to increase the amount of shares available for future option grants, from time to time, provided that it may not be increased by more than 500,000 in any calendar year and that no such increase may cause the total number of shares then available for option to exceed 1,000,000. If options granted under the 1998 Plan expire or are terminated or surrendered without having been exercised, the shares of Class A Common Stock subject thereto may again be optioned. Assuming full exercise by the Board of its power to increase annually the number of shares available for options, the maximum number of additional shares that could yet be issued upon exercise of future option grants pursuant to the 1998 Plan (including those set forth in column (c) above) would be 2,436,615.

(3)	The Directors’ Annual Retainer Plan provides that the aggregate dollar amount of the annual retainer payable for service as a member of the Company’s Board of Directors is $60,000. Of this total, $20,000 is paid in shares of Class A Common Stock, the exact number of shares to be paid for any year being determined on the basis of the per share closing price of such stock on the day of the Annual Meeting at which the election of the directors for such year occurs, as shown in the composite index published for such day in the Wall Street Journal, rounded down to the nearest whole share.

     The Company has adopted only one equity compensation “plan” not approved by security holders and required to be disclosed under Item 201(d) of Regulation S-K. In 1997, the Company granted an option exercisable at $25.56 per share for 250,000 shares of Class A Common Stock to Michael C. Nahl, the Company’s Senior Vice President and Chief Financial Officer on December 31, 2004. The option is not exercisable unless the market price of Class A Common Stock reaches $48 per share while Mr. Nahl is employed by the Company or a subsidiary. When the target price is achieved, the option becomes exercisable as to a number of shares determined by multiplying 25,000 times the number of full years that have elapsed since the grant date. Thereafter, the option becomes exercisable as to an additional 25,000 shares on each anniversary of the grant date while the optionee remains an employee. In the event of termination of the optionee’s employment, the option terminates as to all shares as to which it is not then exercisable, except that, in the case of voluntary termination after age 62, death, disability, or involuntary termination, if the target price has been achieved prior to such termination, the option becomes exercisable, immediately prior to such termination.

Corporate Governance Information

     The Company’s Corporate Governance Guidelines, Business Ethics Policy and Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Controller, and the charters of the Audit, Compensation and Governance Committees of the Board of Directors are available at the Corporate Governance section of the Company’s website (www.albint.com). Stockholders may obtain a copy of any of these documents, without charge, from the Company’s Investor Relations Department. The Company’s Investor Relations Department may be contacted at:

Investor Relations Department
Albany International Corp.
Post Office Box 1907
Albany, New York 12201-1907
Telephone: (518) 445-2284
Fax: (518) 447-6343
E-mail: investor_relations@albint.com

2005 INCENTIVE PLAN

General

The Board of Directors has adopted, subject to stockholder approval, the 2005 Incentive Plan. The purpose of the 2005 Incentive Plan is to enable the Company to promote the interests of the Company and its shareholders by providing the officers and key employees of the Company and its subsidiaries, who collectively are responsible for the management, growth and protection of the business of the Company, with incentives and rewards to align their interests with those of the stockholders and to encourage them to continue in the service of the Company. The 2005 Incentive Plan is designed to meet this purpose by providing a plan pursuant to which such employees may be given such incentives and awards in various forms.

The 2005 Incentive Plan provides for awards that may be payable in cash, stock, or a combination of cash and stock. For stock-based awards, the Plan authorizes the issuance of an aggregate number of shares (“Shares”) of the Company’s Class A Common Stock initially equal to 500,000. In addition, the Plan will allow the Board of Directors to increase this amount from time to time, provided that it may not be increased by more than 500,000 in any calendar year and that no increase may cause the total number of Shares then available for issuance in respect of new awards to exceed 1,000,000.

The closing price of the Company’s Class A Common Stock on the New York Stock Exchange on March 1, 2005, was $33.00.

The Company also maintains the 1998 Stock Option Plan, which currently authorizes the issuance of options exercisable for 464,265 Shares. The 1998 Stock Option Plan similarly includes a mechanism whereby the Board of Directors may increase this amount from time to time, subject to the same annual and aggregate limitations proposed for the 2005 Incentive Plan. If such mechanism were utilized and options were granted, the Company could issue additional options exercisable for an additional 2,000,000 Shares. While the Company has no current intention to recommend grants of options under the 1998 Plan to the Board or Compensation Committee, the Company reserves the right to make such grants in accordance with the terms of the 1998 Plan. Under the 1998 Plan, no options may be granted after 2008.

The material terms of the 2005 Incentive Plan are summarized below. This summary is not intended to be a complete description of the terms of the 2005 Incentive Plan. The full text of the 2005 Incentive Plan is attached hereto as Exhibit A. In the event of any inconsistency between the summary set forth below and the terms of the 2005 Incentive Plan, the terms of the 2005 Incentive Plan will govern.

Eligible Participants and Types of Awards

The 2005 Incentive Plan provides for the grant to officers and key employees of the Company and its subsidiaries of non-qualified stock options (“Options”), tandem and stand-alone stock appreciation rights (“SARs”) and other Share-based or cash-based awards (collectively referred to herein as “Incentive Awards”). Incentive Awards may be settled in cash or in Shares. Some Incentive Awards may be intended to qualify as “performance based” compensation within the meaning of Section 162(m) of the Internal Revenue Code. While approximately 200 employees of the Company and its subsidiaries would be potentially eligible to participate in the 2005 Incentive Plan, the Company expects initially to limit Incentive Awards for 2005 to seven senior executive officers of the Company. (A description of the specific initial 2005 Incentive Awards is set forth below under “Incentive Awards to be Granted.”)

Shares Available for Awards and Individual Award Limit

Shares issued under the 2005 Incentive Plan may be either newly issued Shares or treasury Shares. In addition to the limit on the aggregate number of Shares that are authorized to be issued pursuant to the 2005 Incentive Plan described above, the maximum number of Shares that may be covered by Incentive Awards granted to any single participant in the 2005 Incentive Plan (a “Participant”) in any fiscal year shall not exceed 200,000 Shares, prorated on a daily basis for any fiscal year that is shorter than 365 days.

Shares of Common Stock covered by Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or a Participant’s permitted transferees). Accordingly, if an Incentive Award is settled for cash or if Shares are withheld to pay the exercise price of an Option or to satisfy any tax-withholding requirement in connection with an Incentive Award, only the Shares issued (if any), net of the Shares withheld, will be deemed delivered for purposes of determining the number of Shares that remain available for delivery under the 2005 Incentive Plan. If Shares are issued subject to conditions which may result in the forfeiture, cancellation or return of such Shares to the Company, any portion of the Shares forfeited, cancelled or returned shall be treated as not issued pursuant to the 2005 Incentive Plan. If Shares owned by a Participant (or a Participant’s permitted transferees) are tendered (either actually or through attestation) to the Company in payment of any obligation in connection with an Incentive Award, the number of Shares tendered shall be added to the number of Shares that are available for delivery under the 2005 Incentive Plan.

In addition, if the Company uses cash received by the Company in payment of the exercise price or purchase price in connection with any Incentive Award to repurchase Shares, the Shares so repurchased will be added to the aggregate number of Shares available under the 2005 Incentive Plan. Shares covered by Incentive Awards granted pursuant to the 2005 Incentive Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger will not count as used under the 2005 Incentive Plan for these purposes.

Prohibition on Substitutions and Repricings

In no event will any new Incentive Awards be issued in substitution for outstanding Incentive Awards previously granted to Participants, and no repricings of Incentive Awards are permitted at any time under any circumstances, unless the shareholders of the Company expressly approve such substitution or repricing.

Administration

The 2005 Incentive Plan will be administered by the Compensation Committee of the Company’s Board of Directors, or such other committee as the Board of Directors shall appoint from time to time (the “Committee”). The Committee shall from time to time designate those persons who shall be granted Incentive Awards and the amount, type and other terms and conditions of such Incentive Awards.

Except to the extent described below with respect to “performance based” compensation, the Committee will have full authority to administer the 2005 Incentive Plan, including authority to interpret and construe any provision of the 2005 Incentive Plan and the terms of any Incentive Award issued under it, and to adopt such rules and regulations for administering the 2005 Incentive Plan as it may deem necessary. On or after the date of grant of an Incentive Award under the 2005 Incentive Plan, the Committee may (i) accelerate the date on which any Incentive Award becomes vested, exercisable or transferable, (ii) extend the term of any Incentive Award, including, without limitation, extending the period following a termination of a Participant’s employment during which any Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability of any Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any Incentive Award. Decisions of the Committee shall be final and binding on all Participants.

With respect to Incentive Awards that are intended to satisfy the requirements of “performance based” compensation within the meaning of Section 162(m) of the Internal Revenue Code, the exercise of the foregoing powers may be limited to a special committee of the Board composed solely of two or more directors who are “outside” directors within the meaning of Section 162(m) (a “Performance Committee”).

Incentive Awards to be Granted

The total number and type of Incentive Awards that will be granted in the future under the 2005 Incentive Plan, or that would have been granted had the 2005 Incentive Plan been in effect during the Company’s last fiscal year, are not determinable.

For 2005, grants of Incentive Awards have been approved for seven executive officers of the Company, subject to stockholder approval of the 2005 Incentive Plan. The following table sets forth information regarding such grants to the persons and group listed:

Name	Dollar Value($)	Number of Shares
Frank R. Schmeler	$1,386,000	42,000
Michael C. Nahl	462,000	14,000
Edward Walther	—	—
William M. McCarthy	462,000	14,000
Michel J. Bacon	—	—
All current executive officers as a group (seven persons)	$3,234,000	98,000

The foregoing table sets forth Awards granted to the Named Officers (and others) on March 3, 2005, subject to approval of the 2005 Option Plan by the stockholders of the Company. Each award consists of a target amount of Shares, as specified under the column “Number of Shares”. The amounts under the column “Dollar Value” are calculated by multiplying these Share amounts by $33.00, the closing price of a Share on March 1, 2005. Each award will entitle the Participant to receive an amount of Shares equal to from 0% to 200% of such target amount, based upon the extent to which he or she attains certain performance goals during 2005. Success in achieving such goals will be determined during early 2006 by the Compensation Committee (or, with respect to certain awards to certain Named Officers, by a Performance Committee, appointed by the Board for this purpose) and the number of Shares earned by each Participant will be credited to a bonus account. Once in the bonus account, these Awards will be paid out as follows: (1) 25% in early 2006, in cash, (2) 50% in early 2007, half in cash and half in Shares, and (3) the remaining 25% in early 2007, half in cash and half in Shares. With respect to the Incentive Awards listed above, performance goals for the Named Officers consist of one or more of the following: increasing net sales, increasing cash flow, increasing operating income and increasing share of market in certain key markets. (Performance goals relating to future Incentive Awards may be based on one or more of the performance measures specified in the Plan. See “Significant Features of Incentive Awards – Performance Based Compensation” below.)

The Award agreements relating to the foregoing Awards provide that a Participant whose employment terminates for any reason during 2005 will not be entitled to any portion of the foregoing Awards. A Participant who voluntarily terminates employment prior to the payout of the full amount of his bonus account is not entitled to any payments after such termination, except that a Participant who voluntarily terminates employment after January 1 of a year but prior to the payment of an amount due to be paid in that year will be entitled to such amount. A Participant whose employment is terminated by the Company without “cause” during a year, or who voluntarily terminates employment in a year after attaining age 62, is entitled to 50% of any portion of his or her bonus account not already paid, except that any such Participant whose employment so terminates after January 1 of a year but prior to the payment of an amount due to be paid in that year is entitled to the full amount due in that year plus 50% of the remainder, if any. Any Participant whose employment is terminated by Albany for “cause” shall forfeit any payments not yet paid, unless the Compensation Committee or, if required, a Performance Committee of the Board determines otherwise in its absolute discretion.

Participants are permitted to defer receipt of the payout under their awards, to the extent permitted by the Internal Revenue Code and applicable IRS regulations, as well as to the extent that deferral does not give rise to adverse tax consequences to the Participant.

The foregoing description applies only to the Incentive Awards approved for 2005. As described above, the Plan permits issuance of awards of various types, and the amount, type, and terms of future Incentive Awards may vary significantly from these Awards.

Significant Features of Incentive Awards

The significant features of the Incentive Awards granted (subject to stockholder approval of the Plan) in 2005 are as described above. Significant features of other potential forms of Incentive Awards permitted under the Plan are as follows:

Options. Each Option shall entitle the holder thereof to purchase a specified number of Shares. The exercise price of each Option will be at least equal to 100% of the fair market value of a Share on the date on which the Option is granted. Options will have terms that do not exceed twenty years and will have vesting periods of at least one year.

Tandem Stock Appreciation Rights. The Committee may grant, in connection with any Option, a tandem SAR (“Tandem SAR”). The exercise price per Share of any Tandem SAR will be at least 100% of the fair market value of a Share on the date on which the Tandem SAR is granted, except that the exercise price of a Tandem SAR that is granted after the grant of the related Option may be less than such amount if it is at least equal to the exercise price of the related Option. In general, the exercise of a Tandem SAR by a Participant entitles the Participant to an amount (in cash, Shares or a combination of cash and Shares), with respect to each Share subject thereto, equal to the excess of the fair market value of a Share on the exercise date over the exercise price of the Tandem SAR. The exercise of a Tandem SAR with respect to a number of Shares causes the cancellation of its related Option with respect to an equal number of Shares, and the exercise, cancellation or expiration of an Option with respect to a number of Shares causes the cancellation of its related Tandem SAR with respect to an equal number of Shares.

Stand-Alone Stock Appreciation Rights. The Committee may grant SARs that do not relate to Options (“Stand-Alone SARs”). The exercise price per Share of any Stand-Alone SAR will be at least 100% of the fair market value of a Share on the date on which the Stand-Alone SAR is granted. In general, the exercise of a Stand-Alone SAR by a Participant entitles the Participant to an amount (in cash, Shares or a combination of cash and Shares), with respect to each Share subject thereto, equal to the excess of the fair market value of a Share on the exercise date over the exercise price of the Stand-Alone SAR.

Other Stock Based Awards. The Committee may grant equity-based or equity-related Incentive Awards other than Options and SARs in such amounts and subject to such terms and conditions as the Committee determines. Each such Incentive Award may (i) involve the transfer of actual Shares, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Shares, (ii) be subject to performance-based and/or service-based conditions and (iii) be in the form of phantom stock, restricted stock, restricted stock units, performance shares, or share-denominated performance units. Incentive Awards may vest or otherwise become payable as determined by the Committee at the time of grant.

Consequences Upon a Change in Control. The effect of the occurrence of a Change in Control of the Company on any Option, SAR or other Incentive Award shall be determined by the Committee in its discretion.

Performance Based Compensation. The Performance Committee may grant Incentive Awards that are intended to qualify under the requirements of Section 162(m) of the Tax Code as “qualified performance-based compensation.”

The performance goals upon which the payment or vesting of any Incentive Award (other than Options and SARs) that is intended to so qualify will relate to one or more of the following performance measures, each of which may be based on absolute standards, ratios, or comparisons: revenue; sales; net sales; cost of goods sold; operating income; operating cash flow; net income; marginal contribution; interest income; interest expense; earnings per share; return on sales; return on assets; return on equity; return on invested capital; market share; working capital; inventory; accounts receivable; accounts payable; costs of goods sold; selling and/or general expenses; technical and/or research expenses; net income or earnings before any or all of interest, taxes, depreciation, amortization and non-cash charges; other income or expense; income before income taxes; shareholders’ equity; cash provided by operating activities; and Consolidated EBITDA, Consolidated Tangible Net Worth and Leverage Ratio, each as defined in the Company’s Revolving Credit Facility Agreement dated January 8, 2004 (a copy of which is filed as an exhibit to the Company’s Annual Report of Form 10-K for the year ended December 31, 2004).

In the event that the requirements of Section 162(m) and the regulations thereunder change to permit Performance Committee discretion to alter the performance measures, a Performance Committee of the Board will have discretion to make such changes. Performance periods may be less than, equal to or longer than one fiscal year of the Company and may be overlapping. Within 90 days after the beginning of a performance period, and in any case before 25% of the performance period has elapsed, the Performance Committee shall establish (a) performance goals and objectives for the Company for such performance period, (b) target awards for each Participant, and (c) schedules or other objective methods for determining the applicable performance percentage to be applied to each such target award.

The measurement of any performance measure may exclude the impact of charges for restructurings, discontinued operations, acquisitions or divestitures, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles or as identified in the Company’s audited financial statements, including the notes thereto, as well as (a) severance costs or charges, (b) equipment relocation costs or charges, or (c) equipment write-off or write-down costs or charges. Any performance measures may be used to measure the performance of the Company or a subsidiary as a whole or any business unit of the Company or any subsidiary or any combination thereof, as the Performance Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparator companies, or a published or special index that the Performance Committee, in its sole discretion, deems appropriate.

General Plan Provisions

Adjustments Upon Changes in Capitalization. The 2005 Incentive Plan provides for an adjustment in the number of Shares available to be issued under the 2005 Incentive Plan, the number of Shares subject to Incentive Awards and the exercise prices of certain Incentive Awards upon a change in the capitalization of the Company, a stock dividend or split, a merger or combination of Shares and certain other similar events.

Tax Withholding. The 2005 Incentive Plan provides that Participants may elect to satisfy certain federal income tax withholding requirements by remitting to the Company cash or, subject to certain conditions, Shares or by instructing the Company to withhold Shares payable to the Participant.

Assignment and Transfer. Options and SARs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, except as permitted by the Committee on a general or specific basis.

Amendment. The Board of Directors may at any time suspend or discontinue the 2005 Incentive Plan or revise or amend it in any respect whatsoever, except that, in general, no revision or amendment may, without the approval of shareholders of the Company, (i) increase the number of Shares that may be issued under the Plan or (ii) materially modify the requirements as to eligibility for participation in the 2005 Incentive Plan.

Term of the Plan. No grants may be made under the 2005 Incentive Plan after February 18, 2015.

U.S. Federal Income Tax Consequences

Following is a brief summary of the U.S. federal income tax consequences of the issuance and exercise of Options and SARs.

2005 Awards. The Company will generally be entitled to a compensation deduction for U.S. federal income tax purposes in the amount of cash compensation distributed to the Participant or, in the case of that portion of an Awards that is settled in Shares, in an amount equal to the fair market value of the Shares when delivered to the Participant. The Participants will be required to recognize compensation income for U.S. federal income tax purposes upon payment of cash or delivery of Shares.

Options. A Participant will not be deemed to receive any income at the time an Option is granted, nor will the Company be entitled to a deduction at that time. However, when any part of an Option is exercised the Participant will generally be deemed to have received ordinary income in an amount equal to the difference between the exercise price of the Option and the fair market value of the Shares received on the exercise of the Option. The Company will be entitled to a U.S. federal income tax deduction in an amount equal to the amount of ordinary income realized by the Participant.

SARs. A Participant will not be deemed to receive any income at the time an SAR is granted, nor will the Company be entitled to a deduction at that time. However, when any part of the SAR is exercised, the Participant will be deemed to have received compensation taxable as ordinary income in an amount equal to the amount of cash received and the Company will be entitled to a tax deduction in an equal amount.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” APPROVAL OF THE 2005 INCENTIVE PLAN.

INDEPENDENT AUDITORS

     In August 2004, PwC was appointed as the Company’s auditors for 2004 and to perform the reviews of the financial statements to be included in the Company’s quarterly reports to the Securities and Exchange Commission on Form 10-Q with respect to the first three quarters of 2005. The Audit Committee does not expect to take action with respect to the appointment of auditors for 2005 until the second half of the year. A representative of PwC will be present at the Annual Meeting, will be given an opportunity to make a statement and will be available to respond to appropriate questions.

     As stated above in the Audit Committee Report, the Audit Committee has received the written disclosures and letter from PwC required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified and supplemented, has discussed with PwC its independence, and has considered whether the provision of the services covered by the fees referred to below under “All Other Fees” is compatible with maintaining the independence of PwC.

Audit Fees

     The aggregate fees billed by PwC for (a) the audit of the Company’s annual financial statements for each of 2003 and 2004, (b) reviews by PwC of the financial statements included in the Company’s Forms 10-Q during such periods, and (c) services normally provided by PwC in connection with statutory and regulatory filings or engagements for each such year, was $1,670,447 during 2003 and $2,163,467 during 2004.

Audit-Related Fees

     The aggregate fees billed by PwC for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s annual financial statements, and are not included in the amount reported under the heading “Audit Fees” above, was $21,075 during 2003 and $1,771,065 during 2004. Amounts billed during these periods were related to PwC’s attestation requirements relating to internal controls and procedures, as well as for oversight of efforts undertaken by the Company in connection with such requirements.

Tax Fees

     The aggregate fees billed by PwC for tax compliance, tax advice and tax planning in each of 2003 and 2004 were $1,225,052 and $506,615, respectively. Billings during each period were primarily for assistance in the preparation of tax returns and filings, assistance in connection with tax audits, tax advice in connection with corporate and business restructuring activities and general tax advice.

All Other Fees

     The aggregate fees billed by PwC for all other products and services not described above were $166,367 in 2003 and $79,722 in 2004. Services included in this category consisted principally of audits of certain benefits plans, business and tax education for certain Company employees, advice in connection with benefit plan design, advice relating to global business restructuring activities and review of internal control of information systems.

Pre-Approval Policy

     It is the responsibility of the Company’s Audit Committee to approve all audit and non-audit services to be performed by the independent auditors, such approval to take place in advance of such services when required by law, regulation or rule.

     The Chairman of the Audit Committee is permitted to pre-approve any engagement of the independent auditor for services that could be properly pre-approved by the Committee, provided that the anticipated fees with respect to the services so pre-approved do not exceed $100,000. The Chairman is required to report such pre-approvals to the next regular meeting of the Committee.

     The Audit Committee is required to pre-approve each engagement of the independent auditor not pre-approved by the Chairman of the Committee. Each such pre-approval must describe the particular service to be rendered. No pre-approval may be given for any service that would cause the independent auditor to be considered not independent under applicable laws and regulations.

     With respect to the engagement of the independent auditor to render non-project-oriented tax advice in countries in which the Company and its subsidiaries have activities, pre-approval of the Audit Committee may take the form of approval of a schedule of amounts anticipated to be expended during specified periods with respect to each country, local management being authorized to initiate the engagements as needed. The Committee may also authorize specific amounts to be allocated by management for such purpose.

     None of the 2003 or 2004 services described above were approved by the Audit Committee or its Chairman pursuant to 17 CFR 210.2-01(c)(7)(i)(C) (which permits the waiver of pre-approval requirements in connection with the provision of certain non-audit services).

STOCKHOLDER PROPOSALS

     The Company’s By Laws provide that proposals of stockholders, including nominations of persons for election to the Board of Directors of the Company, shall not be presented, considered or voted upon at an annual meeting of stockholders, or at any adjournment thereof, unless (i) notice of the proposal has been received by mail directed to the Secretary of the Company at the address set forth in the Notice of Meeting not less than 100 days nor more than 180 days prior to the anniversary date of the last preceding annual meeting of stockholders and (ii) the stockholder giving such notice is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting. Each such notice shall set forth (i) the proposal desired to be brought before the annual meeting and the reasons for presenting such proposal at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder making such proposal, (iii) the number and class of shares owned beneficially or of record by such stockholder, (iv) any material interest of such stockholder in the proposal and (v) such other information with respect to the proposal and such stockholder as is required to be disclosed in solicitation of proxies to vote upon such proposal, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (“the Proxy Rules”). In the case of proposed nominations of persons for election to the Board of Directors, each such notice shall also (i) set forth such information with respect to such nominees and the stockholder proposing the nominations as is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to the Proxy Rules and (ii) be accompanied by the written consent of each proposed nominee to being named in the Company’s proxy statement as a nominee and to serving as a director if elected and by written confirmation by each such nominee of the information relating to such nominee contained in the notice.

     Proposals of stockholders that are intended to be presented at the Company’s 2006 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at P.O. Box 1907, Albany, New York, 12201-1907 not later than November 16, 2005 in order to be considered for inclusion in the Company’s proxy statement and form of proxy. In addition, to be so included, a proposal must otherwise comply with all applicable proxy rules of the Securities and Exchange Commission.

     In addition, management proxies for the 2006 Annual Meeting may confer discretionary authority to vote on a stockholder proposal that is not included in the Company’s proxy statement and form of proxy if the Company does not receive notice of such proposal by February 6, 2006 or if such proposal has been properly excluded from such proxy statement and form of proxy.

OTHER MATTERS

     The Board knows of no other matters to be presented for consideration at the Annual Meeting. Should any other matters properly come before the meeting, the persons named in the accompanying proxy will vote such proxy thereon in accordance with their best judgment.

     The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitation of proxies by use of the mails, regular employees of the Company, without additional compensation, may solicit proxies personally or by telephone.

Thomas H. Hagoort
Secretary

March 23, 2005

EXHIBIT A

ALBANY INTERNATIONAL CORP. 2005 INCENTIVE PLAN

(As Approved by the Board of Directors on February 18, 2005)

1. Purpose of the Plan

     This Albany International Corp. 2005 Incentive Plan is intended to promote the interests of Albany International Corp. (including any successor thereto by way of merger, consolidation or reorganization, the “Company”) and its shareholders by providing the employees of the Company and its subsidiaries, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company. The Plan is designed to meet this goal by providing such employees with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

2. Definitions

     As used in the Plan, the following definitions apply to the terms indicated below:

     a) “Board of Directors” means the Board of Directors of the Company.

     b) “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the City of New York are authorized or obligated by Law to close.

     c) “Change in Control” shall be deemed to have occurred if (i) whether as a result of a merger, consolidation, going-private transaction or any other event, the shares of Common Stock are no longer traded on an “exchange” within the meaning of the Exchange Act for a period of more than ten consecutive days on which there is trading generally in securities on such exchange; (ii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) Permitted Shareholders no longer are the “beneficial owners” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing in the aggregate at least 40% of the combined voting power of the Company’s then outstanding securities; provided that, no such event shall be deemed a Change of Control if contrary to the change of control provisions of Section 409A of the Code.

     d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

     e) “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

     f) “Committee” means the Compensation Committee of the Board of Directors.

     g) “Common Stock” means the Company’s Class A Common Stock, $.001 par value per share, or any other security into which such stock shall be changed pursuant to the adjustment provisions of Section 10 of the Plan.

     h) “Company” means Albany International Corp. and any successor thereto by way of merger, consolidation or reorganization.

     i) “Covered Employee” means a Participant who at the time of reference is a “covered employee” as defined in Code Section 162(m) and the regulations promulgated under Code Section 162(m), or any successor statute.

     j) “Director” means a member of the Board of Directors who is not at the time of reference an employee of the Company.

     k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     l) “Fair Market Value” means, with respect to a share of Common Stock, as of the applicable date of determination, the fair market value of a share of Common Stock as determined by the Committee in its absolute discretion.

     m) “Incentive Award” means an Option, SAR, Other Stock-Based Award or Other Incentive Award granted to a Participant pursuant to the terms of the Plan.

     n) “Option” means a stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

     o) “Other Incentive Award” means other Incentive Awards that are not equity-based or equity related granted to a Participant pursuant to Section 8. An Other Incentive Award may or may not be Performance-Based Compensation.

     p) “Other Stock-Based Award” means an equity or equity-related award granted to a Participant pursuant to Section 8. An Other Stock-Based Award may or may not be Performance-Based Compensation.

     q) “Participant” means an employee of the Company or a Subsidiary of the Company who is eligible to participate in the Plan and to whom one or more Incentive Awards have been granted pursuant to the Plan and, following the death of any such employee, his or her successors, heirs, executors and administrators, as the case may be.

     r) “Performance-Based Compensation” means compensation that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

     s) “Performance Committee” means such committee or subcommittee of the Board of Directors as shall be designated by the Board of Directors or the Committee from time to time to administer the Plan and exercise such discretion and authority under the Plan as is necessary to satisfy the requirements of Section 162(m) of the Code for Performance-Based Compensation.

     t) “Performance Measures” means such measures as are described in Section 9 on which performance goals are based in order to qualify certain Incentive Awards granted hereunder as Performance-Based Compensation.

     u) “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Incentive Award that is intended to qualify as Performance-Based Compensation.

     v) “Permitted Shareholders” means (a) J. Spencer Standish, (b) any of J. Spencer Standish’s descendants or legatees, (c) any executor, personal representative or spouse of J. Spencer Standish or any of his descendants, (d) any corporation, trust or other entity holding voting stock of the Company as to which one or more of the Persons identified in the foregoing clauses (a) through (c) have Control, (e) any trust as to which Persons so identified in clauses (a) through (c) above hold at least 85% of the beneficial interest in the income and principal of the trust disregarding the interests of the contingent remaindermen and (f) any 401(k) or employee stock ownership plan for the benefit of employees of the Company.

     w) “Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act.

     x) “Plan” means this 2005 Incentive Plan, as it may be amended from time to time.

     y) “SAR” means a stock appreciation right granted to a Participant pursuant to Section 7.

     z) “Securities Act” means the Securities Act of 1933, as amended.

     aa) “Subsidiary” means as to any Person, any other Person (i) of which such Person directly or indirectly owns, securities or other equity interests representing 50% or more of the aggregate voting power or (ii) of which such Person possesses the right to designate or elect, or has designated, 50% or more of the directors or Persons holding similar positions.

3. Stock Subject to the Plan

     (a) In General

     Subject to adjustment as provided in Section 10 as well as otherwise in this Section 3, the aggregate number of shares of Common Stock that may be issued pursuant to Incentive Awards granted under this Plan shall be (a) 500,000 plus (b) such additional number of shares as the Board of Directors shall, from time to time subsequent to January 1, 2006 and during the term of the Plan, determine; provided that the number of shares so added by the Board of Directors shall not exceed, in any one calendar year, 500,000; and provided, further, that the total number of shares of Common Stock then available for issuance under this Plan shall not exceed 1,000,000 at any time.

     For purposes of the preceding paragraph, shares of Common Stock issuable pursuant to Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as provided in the instrument or agreement evidencing such Incentive Award) pursuant to the Plan. For purposes of clarification, in accordance with the preceding sentence if an Incentive Award is settled for cash or if shares of Common Stock are withheld to pay the exercise price of an Option or to satisfy any tax withholding requirement in connection with an Incentive Award, only the shares issued (if any), net of the shares withheld, will be deemed delivered for purposes of determining the number of shares of Common Stock that are available for issuance under the Plan. In addition, if shares of Common Stock are issued subject to conditions which may result in the forfeiture, cancellation or return of such shares to the Company, any portion of the shares forfeited, cancelled or returned shall be treated as not issued pursuant to the Plan. In addition, if shares of Common Stock owned by a Participant (or such Participant’s permitted transferees as provided in the instrument or agreement evidencing such Incentive Award) are tendered (either actually or through attestation) to the Company in payment of any obligation in connection with an Incentive Award, the number of shares tendered shall be added to the number of shares of Common Stock that are available for issuance under the Plan. In addition, if the Company uses cash received by the Company in payment of the exercise price or purchase price in connection with any Incentive Award granted pursuant to the Plan to repurchase shares of Common Stock from any Person, the shares so repurchased will be added to the aggregate number of shares available for delivery under the Plan. For purposes of th e preceding sentence, shares of Common Stock repurchased by the Company shall be deemed to have been repurchased using such funds only to the extent that such funds have actually been previously received by the Company and that the Company promptly designates in its books and records that such repurchase was paid for with such funds. Shares of Common Stock covered by Incentive Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual) shall not count as used under the Plan for purposes of this Section 3.

     Subject to adjustment as provided in Section 10, the maximum number of shares of Common Stock that may be delivered in any fiscal year of the Company pursuant to Incentive Awards granted under the Plan to any single Participant shall not exceed 200,000 shares and the maximum cash payment made in any fiscal year of the Company pursuant to Incentive Awards granted under the Plan to any single Participant shall not exceed $3,000,000, in each case prorated on a daily basis for any fiscal year of the Company that is shorter than 365 days.

     (b) Prohibition on Substitutions and Repricings

     In no event shall any repricing (within the meaning of US generally accepted accounting practices or any applicable stock exchange rule) of Incentive Awards issued under the Plan be permitted at any time under any circumstances, in each case unless the shareholders of the Company expressly approve such substitution or repricing.

4. Administration of the Plan

     The Plan shall be administered by a Committee of the Board of Directors and, to the extent necessary to satisfy the requirements of Section 162(m) of the Code for Performance-Based Compensation, by one or more Performance Committees. Each Performance Committee so appointed shall consist of two or more persons, all of whom qualify as “outside directors” within the meaning of Section 162(m) of the Code. As used in the Plan, references to the “Committee” shall be deemed to refer to a Performance Committee to the extent that the action contemplated by the provision in which such reference occurs would be required to be taken by a Performance Committee in order to satisfy the requirements of Section 162(m) of the Code for Performance-Based Compensation.

     The Committee shall, consistent with the terms of the Plan, from time to time designate those who shall be granted Incentive Awards under the Plan and the amount, type and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof.

     The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Incentive Award (and any agreement evidencing any Incentive Award) granted thereunder and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate. Without limiting the generality of the foregoing, (i) the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment and (ii) the employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such person is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiar y of the Company, unless the Committee determines otherwise. Decisions of the Committee shall be final, binding and conclusive on all parties.

     On or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s employment during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award, except as otherwise proscribed by applicable law.

     In addition to such other rights of indemnification as they may have as directors, as members of the Committee or otherwise, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with an appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Incentive Award granted hereunder and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

5. Eligibility

     The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be those key employees responsible for the management, growth and protection of the business of the Company, as determined by the Committee from time to time in its sole discretion. All Incentive Awards granted under the Plan shall be evidenced by a separate written agreement entered into by the Company and the recipient of such Incentive Award.

6. Options

     The Committee may from time to time grant Options. Subject to the provisions of the Plan, the Committee shall have authority, within its absolute discretion:

(a)	to determine which of the key employees of the Company and its Subsidiaries shall be granted Options;

(b)	to determine the time or times when Options shall be granted and the number of shares to be subject to each Option;

(c)	to determine the exercise price of the Common Stock subject to each Option, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant;

(d)	to determine the Fair Market Value of the Common Stock on the date of grant of an Option;

(e)	to determine the term of each Option, which shall not continue for more than twenty years from the date of grant of the Option, and to accelerate the expiration of the term of an Option;

(f)	to determine the time or times when each Option shall be exercisable and to accelerate at any time the time or times when an outstanding Option shall be exercisable, provided that no Option may be exercisable before the first anniversary of its date of grant;

(g)	to accept, as full or partial payment of the exercise price and/or any taxes to be withheld by the Company upon exercise of any Option, shares of Common Stock tendered by the Participant or requested by the Participant to be withheld from the shares to be delivered upon such exercise, and to determine the value of the shares so tendered or withheld;

(h)	to determine, to the extent permitted by law, the status under the Internal Revenue Code of any Option granted under the Plan, including, without limitation, whether the option shall be treated as an “incentive stock option” within the meaning of the Code;

(i)	to determine the effect on any Option of the termination of the employment of the Participant, of any conduct or activity of the Participant, or of any Change in Control;

(j)	to determine the extent to which Options granted under the Plan shall be assignable or transferable; and

(k)	to prescribe from time to time the form or forms of the instruments evidencing Options granted under the Plan.

7. Stock Appreciation Rights

     (a) Terms

     The Committee may from time to time grant SARs. Subject to the provisions of the Plan, the Committee shall have authority, within its absolute discretion:

     (i) to determine which of the key employees of the Company and its Subsidiaries shall be granted SARs;

     (ii) to determine whether SARs are granted on a stand-alone basis or in tandem with an Option, whether contemporaneously with or after the grant of the Options to which they relate;

     (iii) to determine whether SARs may be settled in shares of Common Stock, in cash, or in some combination of Common Stock or cash;

     (iv) to determine the time or times when SARs shall be granted and the number of shares for which they are exercisable;

     (v) to determine the exercise price of each SAR, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant, provided, however that the exercise price of a SAR that is tandem to an Option and that is granted after the grant of such Option may have an exercise price less than 100% of the Fair Market Value of a share of Common Stock on the date on which such SAR is granted provided that such exercise price is at least equal to the exercise price of the related Option;

     (vi) to determine the Fair Market Value of the Common Stock on the date of grant of a SAR;

     (vii) to determine the term of each SAR, which shall not continue for more than twenty years from the date of grant of the SAR, and to accelerate the expiration of the term of a SAR;

     (viii) to determine the time or times when each SAR shall be exercisable and to accelerate at any time the time or times when an outstanding SAR shall be exercisable, provided that no SAR may be exercisable before the first anniversary of its date of grant;

     (ix) to accept, as full or partial payment of any taxes to be withheld by the Company upon exercise of any SAR that is to be settled in shares of Common Stock, shares of Common Stock tendered by the Participant or requested by the Participant to be withheld from the shares to be delivered upon such exercise, and to determine the value of the shares so tendered or withheld;

     (x) to determine the effect on any SAR of the termination of the employment of the Participant, of any conduct or activity of the Participant, or of any Change in Control;

     (xi) to determine the extent to which SARs granted under the Plan shall be assignable or transferable; and

     (xii) to prescribe from time to time the form or forms of the instruments evidencing SARs granted under the Plan.

     (b) Benefit Upon Exercise

     Unless otherwise provided in the instrument or agreement evidencing such SAR, the exercise of an SAR with respect to any number of shares of Common Stock shall entitle the Participant to (i) a cash payment, for each such share, equal to the excess of (A) the Fair Market Value of a share of Common Stock on the effective date of such exercise over (B) the per share exercise price of the SAR, (ii) the issuance or transfer to the Participant of the greatest number of whole shares of Common Stock which on the date of the exercise of the SAR have an aggregate Fair Market Value equal to such excess or (iii) a combination of cash and shares of Common Stock in amounts equal to such excess; in each case, as and to the extent provided in the instrument or agreement evidencing such SAR.

     (c) Exercise of Tandem SARs

     The exercise with respect to a number of shares of Common Stock of an SAR granted in tandem with an Option shall cause the immediate cancellation of the Option with respect to the same number of shares. The exercise with respect to a number of shares of Common Stock of an Option to which a tandem SAR relates shall cause the immediate cancellation of the SAR with respect to an equal number of shares.

8. Other Awards

     (a) Other Stock-Based Awards

     The Committee may grant equity-based or equity-related awards not otherwise described herein in such amounts and subject to such terms and conditions as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of phantom stock, restricted stock, restricted stock units, performance shares, or share-denominated performance units and (iv) be designed to comply with applicable laws of jurisdictions other than the United States. Other Stock-Based Awards that are intended to qualify as Performance-Based Compensation shall also be subject t o Section 9 of the Plan.

     (b) Other Incentive Awards

     The Committee may grant other Incentive Awards that are not equity-based or equity related, in such amounts as the Committee shall determine. Subject to the terms of the Plan, the Committee shall have the authority, within its absolute discretion, to determine the terms and conditions of such Incentive Awards, including, without limitation, the Performance Measures, if any, relating to such Incentive Awards and the length of any Performance Periods. Other Incentive Awards that are intended to qualify as Performance-Based Compensation shall also be subject to Section 9 of the Plan.

9. Performance-Based Compensation

     (a) Performance Measures and Periods

     The performance goals upon which the payment or vesting of any Incentive Award (other than Options and SARs) to a Covered Employee that is intended to qualify as Performance-Based Compensation depends shall relate to one or more of the following Performance Measures, each of which may be based on absolute standards, ratios, or comparisons: revenue; sales; net sales; cost of goods sold; operating income; operating cash flow; net income; marginal contribution; interest income; interest expense; earnings per share; return on sales; return on assets; return on equity; return on invested capital; working capital; market share; working capital; inventory; accounts receivable; accounts payable; costs of goods sold; selling and/or general expenses; technical and/or research expenses; net income or earnings before any or all of interest, taxes, depreciation, amortization and non-cash charges; other income or expense; income before income taxes; shareholders’ equity; cash provided by operating activities; and Consolidated EBITDA, Consolidated Tangible Net Worth and Leverage Ratio, each as defined in the Company’s Revolving Credit Facility Agreement dated January 8, 2004 (a copy of which is filed as an exhibit to the Company’s Annual Report of Form 10-K for the year ended December 31, 2004).

     Performance Periods may be less than, equal to or longer than one fiscal year of the Company and may be overlapping. Within 90 days after the beginning of a Performance Period, and in any case before 25% of the Performance Period has elapsed, the Committee shall establish (a) performance goals and objectives for the Company for such Performance Period, (b) target awards for each Participant, and (c) schedules or other objective methods for determining the applicable performance percentage to be applied to each such target award.

     The measurement of any Performance Measure(s) may exclude the impact of charges for restructurings, discontinued operations, acquisitions or divestitures, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles or as identified in the Company’s audited financial statements, including the notes thereto, as well as (a) severance costs or charges, (b) equipment relocation costs or charges, or (c) equipment write-off or write-down costs or charges. Any Performance Measure(s) may be used to measure the performance of the Company or a Subsidiary as a whole or any business unit of the Company or any Subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, o r a published index that the Committee, in its sole discretion, deems appropriate.

     Nothing in this Section 9 is intended to limit the Committee’s discretion to adopt conditions or goals that relate to performance other than the Performance Measures with respect to any Incentive Award (x) that is not intended to qualify as Performance-Based Compensation, or (y) in the case of an Incentive Award that is intended to qualify as Performance-Based Compensation, where such goals, measures or conditions are used only to decrease the amount payable pursuant to such Incentive Award. In addition, the Committee may, subject to the terms of the Plan, amend previously granted Incentive Awards in a way that disqualifies them as Performance-Based Compensation.

     (b) Committee Discretion

     With respect to any Performance Period, the Committee shall not have discretion to change the performance goals, increase the amount of a potential award, or modify any other provision after the time permitted to set such goals under the requirements of Section 162(m) in any way that would cause such compensation to be not Performance-Based Compensation, unless the Committee intends that such compensation be disqualified as Performance- Based Compensation.

     In the event that the requirements of Section 162(m) and the regulations thereunder change to permit Committee discretion to alter the Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

10. Adjustment Upon Changes in Common Stock

     Notwithstanding any other provision of the Plan, in the event of any change in the outstanding shares of Common Stock by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares or the like, the aggregate number and class of shares for which options may be granted under the Plan, the number and class of shares covered by or issuable pursuant to Incentive Awards granted under the Plan and the value of any outstanding Incentive Awards may be (but are not required to be) appropriately adjusted by the Committee, whose determination shall be conclusive. No fractional shares shall be issued under the Plan and any fractional shares resulting from computations pursuant to this Section shall be eliminated from the Incentive Award.

11. Rights as a Stockholder

     No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Incentive Award granted pursuant to the Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 10 hereof, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

12. No Special Employment Rights; No Right to Incentive Award

     (a) Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his or her employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

     (b) No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

13. Securities Matters

      (a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until it is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representat ions, and that such certificates bear such legends, as the Committee deems necessary or desirable.

      (b) The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Company may, in its sole discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of shares of Common Stock pursuant to any Incentive Award to ensure compliance under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of shares of Common Stock pursuant to any Incentive Award. During the period that the effectiveness of the exer cise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14. Withholding Taxes

      (a) Cash Remittance

      Whenever shares of Common Stock are to be issued upon the exercise of an Option or the grant or vesting of an Incentive Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, grant or vesting prior to the delivery of any certificate or certificates for such shares or the effectiveness of the lapse of such restrictions. In addition, upon the exercise or settlement of any Incentive Award in cash, the Company shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or settlement.

15. Amendment or Termination of the Plan

      The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the shareholders no revision or amendment shall, except as provided in Section 10 hereof, (i) increase the number of shares of Common Stock that may be issued under the Plan or (ii) materially modify the requirements as to eligibility for participation in the Plan. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any previously granted and outstanding Incentive Award. Nothing herein shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

16. No Obligation to Exercise

      The grant to a Participant of an Option, SAR or other Incentive Award that requires exercise before benefits are distributed or paid, shall impose no obligation upon such Participant to exercise such Option, SAR or other Incentive Award.

17. Transfers Upon Death

      Except as otherwise provided in the instrument evidencing such award, upon the death of a Participant, or upon the transfer of an Incentive Award in the manner (if any) permitted pursuant to the instrument evidencing such award, outstanding Incentive Awards granted to such Participant may be exercised by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will, by the laws of descent and distribution, or by such permitted transfer. No transfer of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of any will, deed of transfer and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transf eree to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

18. Expenses and Receipts

      The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

19. Governing Law

      The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of New York without regard to its conflict of law principles.

20. Effective Date and Term of Plan

      The Plan was adopted by the Board of Directors on February 18, 2005, subject to the approval of the Plan by the shareholders of the Company. No grants may be made under the Plan after February 18, 2015.

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[ ] Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

Proposals of the Board of Directors

A. Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01 - Frank R. Schmeler	[ ]	[ ]	04 - Joseph G. Morone	[ ]	[ ]	07 - John C. Standish	[ ]	[ ]

02 - Thomas R. Beecher, Jr.	[ ]	[ ]	05 - Christine L. Standish	[ ]	[ ]	08 - Juhani Pakkala	[ ]	[ ]

03 - Francis L. McKone	[ ]	[ ]	06 - Erland E. Kailbourne	[ ]	[ ]	09 - Paula H.J. Cholmondeley	[ ]	[ ]

	For	Against	Abstain
B. Approval of the Albany International Corp. 2005 Incentive Plan	[ ]	[ ]	[ ]

Other Matters
In their discretion upon other matters that
may properly come before this meeting.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy - Albany International Corp.

Proxy solicited on behalf of the Board of Directors
for Annual Meeting of Stockholders to be held May 12, 2005

The undersigned hereby constitutes and appoints Frank R. Schmeler, Thomas R. Beecher, Jr. and Joseph G. Morone, and each of them, the true and lawful agents and proxies of the undersigned, with full power of substitution in each, to vote as indicated herein, all of the shares of Common Stock which the undersigned would be entitled to vote if present in person, at the Annual Meeting of Stockholders of ALBANY INTERNATIONAL CORP. to be held at the Company’s headquarters, 1373 Broadway, Albany, New York on Thursday, May 12, 2005 at 10:00 a.m. local time, and any adjournment or adjournments thereof, on matters coming before said meeting.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein.
If no direction is made, the shares will be voted FOR proposals A and B.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
(Continued and to be signed on reverse side)